For further information: Michele Lopiccolo, VP, Investor Relations Phone 504/576-4879, Fax 504/576-2897 mlopicc@entergy.com

INVESTOR NEWS

Exhibit 99.1

August 8, 2006

ENTERGY REPORTS SECOND QUARTER EARNINGS

NEW ORLEANS - Entergy Corporation reported second quarter 2006 earnings of $1.33 per share on an as-reported basis and $1.22 per share on an operational basis, as shown in Table 1 below. A more detailed discussion of quarterly results begins on page 2 of this release.

Table 1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2006 vs. 2005
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2006	2005	Change	2006	2005	Change
As-Reported Earnings	1.33	1.33	-	2.25	2.11	0.14
Less Special Items	0.11	(0.01)	0.12	0.13	(0.02)	0.15
Operational Earnings	1.22	1.34	(0.12)	2.12	2.13	(0.01)
Weather Impact	0.07	-	0.07	0.01	(0.01)	0.02

Operational Earnings Highlights for Second Quarter 2006

  Utility, Parent & Other had lower earnings due to lower unbilled revenue and higher interest expense.
  Entergy Nuclear earnings increased as a result of higher revenue due to higher energy pricing and the effect of the uprate completed at Vermont Yankee.
  Entergy's Non-Nuclear Wholesale Assets business had higher results due to planned monetization of its ownership interest in a power development project.

"Significant progress has been achieved in initiatives aimed at both recovering from the effects of last year's storms and positioning Entergy to be fully prepared for future challenges," said J. Wayne Leonard, Entergy's chairman and chief executive officer. "Actions consistent with our regulatory compacts are being taken and we continue to aggressively pursue Community Development Block Grants and the securitization of restoration costs to mitigate the storms' effects on our customers' bills. All the while, we remain focused on delivering reliable service, growing our nuclear business, and creating value for our shareholders."
Table of Contents		Page

I.	Consolidated Results	2
II.	Utility, Parent & Other Results	3
III.	Competitive Businesses Results Entergy Nuclear Non-Nuclear Wholesale Assets	4 5 6
IV.	Earnings Guidance	6
V.	Forward-Looking Financial Data and Aspirations	8
VI.	Appendices
A.  Entergy New Orleans, Inc. Bankruptcy
B.  Variance Analysis and Special Items
C.  Regulatory Summary
D.  Financial Performance Measures and
      Historical Performance Measures
E.  Planned Capital Expenditures
F.  Debt Maturities
G.  Definitions
	H. GAAP to Non-GAAP Reconciliations	10 11 13 15 16 17 17 19
VII.	Financial Statements	22

Other Highlights:

  Entergy Nuclear reached an agreement for the purchase of the Palisades nuclear energy plant.
  Legislation supporting the securitization of storm costs was approved in Louisiana and Texas.
  Entergy Mississippi received regulatory approval for recovery of storm costs.

Entergy will host a teleconference to discuss this release at 10:00 a.m. CDT on Tuesday, August 8, 2006, with access by telephone, 719-457-2621, confirmation code 6479515. The call and presentation slides can also be accessed via Entergy's web site at www.entergy.com. A replay of the teleconference will be available for the following seven days by dialing 719-457-0820, confirmation code 6479515. The replay will also be available on Entergy's web site at www.entergy.com.

I. Consolidated Results

Consolidated Earnings

Table 2 provides a comparative summary of consolidated earnings per share for second quarter and year-to-date 2006 versus 2005, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings. Utility, Parent & Other recorded lower earnings due primarily to reduced unbilled revenues while Entergy Nuclear earnings increased as a result of higher energy pricing and higher generation. Also, Entergy's non-nuclear wholesale assets business had higher results due to the planned monetization of Entergy's ownership interest in a power development project.

Table 2: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures (see appendix G for definitions of certain measures)
Second Quarter and Year-to-Date 2006 vs. 2005
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2006	2005	Change	2006	2005	Change
As-Reported
Utility, Parent & Other	1.00	1.05	(0.05)	1.54	1.47	0.07
Entergy Nuclear	0.30	0.27	0.03	0.69	0.63	0.06
Non-Nuclear Wholesale Assets	0.03	0.01	0.02	0.02	0.01	0.01
Consolidated As-Reported Earnings	1.33	1.33	-	2.25	2.11	0.14

Less Special Items
Utility, Parent & Other	0.11	(0.01)	0.12	0.13	(0.02)	0.15
Entergy Nuclear	-	-	-	-	-	-
Non-Nuclear Wholesale Assets	-	-	-	-	-	-
Consolidated Special Items	0.11	(0.01)	0.12	0.13	(0.02)	0.15

Operational
Utility, Parent & Other	0.89	1.06	(0.17)	1.41	1.49	(0.08)
Entergy Nuclear	0.30	0.27	0.03	0.69	0.63	0.06
Non-Nuclear Wholesale Assets	0.03	0.01	0.02	0.02	0.01	0.01
Consolidated Operational Earnings	1.22	1.34	(0.12)	2.12	2.13	(0.01)
Weather Impact	0.07	-	0.07	0.01	(0.01)	0.02

Detailed earnings variance analyses are included in appendices B-1 and B-2 to this release. In addition, appendix B-3 provides details of special items shown in Table 2 above.

Consolidated Net Cash Flow Provided by Operating Activities

Entergy's net cash flow provided by operating activities in second quarter 2006 was $468 million compared to $276 million in second quarter 2005. The increase was due primarily to:

  Collections of nearly $220 million of deferred fuel balances at Utility, Parent & Other and the absence of $90 million of rate refunds distributed in second quarter 2005 pursuant to a regulatory settlement in Louisiana, partially offset by non-capital storm spending and income tax refunds distributed within the Entergy system.
  Higher net revenue of approximately $25 million due to higher prices and incremental generation at Entergy Nuclear and receipt of income tax refunds distributed within the Entergy system.

Table 3 provides the components of net cash flow provided by operating activities contributed by each business with quarter-to-quarter and year-to-date comparisons.

Table 3: Consolidated Net Cash Flow Provided by Operating Activities
Second Quarter and Year-to-Date 2006 vs. 2005
(U.S. $ in millions)
	Second Quarter			Year-to-Date
	2006	2005	Change	2006	2005	Change
Utility, Parent & Other	271	179	92	1,091	550	541
Entergy Nuclear	260	104	156	473	235	238
Non-Nuclear Wholesale Assets	(63)	(7)	(56)	(84)	(12)	(72)
Total Net Cash Flow Provided by Operating Activities	468	276	192	1,480	773	707

II. Utility, Parent & Other Results

In second quarter 2006, Utility, Parent & Other had earnings of $1.00 per share on an as-reported basis and $0.89 per share on an operational basis compared to $1.05 per share on an as-reported basis and $1.06 on an operational basis in second quarter 2005. As-reported 2006 earnings reflect $0.11 per share in special items, including earnings at Entergy New Orleans, Inc. (ENOI) of $0.05 per share. Both second quarter 2006 and 2005 special items include the operating loss from the competitive retail business in Texas, which was $(0.02) per share in the current period and $(0.01) per share in second quarter 2005. Entergy sold its customer base in the retail business in April 2006 and special items for second quarter 2006 include the gain on that sale in the amount of $0.08 per share.

Earnings for Utility, Parent & Other in second quarter 2006, excluding ENOI, primarily reflect lower unbilled revenues compared to second quarter 2005 and higher interest expense due to debt incurred to pay for storm restoration costs for Hurricanes Katrina and Rita. Partially offsetting these factors were the effects of constructive rate actions over the past year, lower operation and maintenance expense and income tax expense, as well as warmer-than-normal weather.

Electricity usage excluding ENOI, in gigawatt-hour sales by customer segment, is included in Table 4. Current quarter sales reflect the following:

  Residential sales in second quarter 2006, on a weather-adjusted basis, were up 2 percent compared to second quarter 2005.
  Commercial and governmental sales, on a weather-adjusted basis, were also up 2 percent.
  Industrial sales experienced a decrease of 1 percent in second quarter 2006 compared to the same period a year ago.

The increases in the residential segment and the commercial and governmental segment reflect growth in all jurisdictions other than Entergy Louisiana where the continuing impact of last year's storms resulted in lower sales in the current quarter compared to a year ago. The quarter over quarter decline in the industrial sector reflects the negative impact of high energy prices and a continuing storm-related effect. While only one large industrial customer remains out of service, lingering outages in the pipeline sector and high energy prices continue to negatively affect electricity sales to chemical manufacturing customers of Entergy Louisiana and Entergy Gulf States - LA.

ENOI results for second quarter 2006 are being treated as a special item. As such, its results are included in Utility, Parent & Other as-reported earnings but are excluded from operational earnings. For second quarter 2005 Utility, Parent & Other results include ENOI on both as-reported and operational bases. Also, ENOI is de-consolidated for both second quarter 2006 and second quarter 2005 reporting purposes as explained in Appendix A of this release. Accordingly, revenue and expense explanations provided above exclude the revenues and expenses of ENOI.

ENOI results for second quarter 2006 reflect earnings of $0.05 per share. In second quarter 2005, ENOI earned $0.04 per share. Second quarter 2005 results reflect a normal operating environment for ENOI where results were primarily driven by margin on sales to retail customers. However, as a result of Hurricane Katrina, and the subsequent filing by ENOI for reorganization under Chapter 11 of the U.S. Bankruptcy Code, second quarter 2006 results reflect the ongoing impact of the hurricane as well as certain actions taken by ENOI specific to its continuing effort to recover financially from this storm. Results for the current period include significantly lower revenues from customers due to extended outages and customer losses partially offset by lower operation and maintenance expense due to the continued focus on storm restoration rather than routine operating activities, and ongoing cost reduction initiatives. In addition, net wholesale revenue is materially higher in the current quarter due to an increase in energy available for sales for resale due to the lower retail usage caused by Hurricane Katrina. Current results also reflect lower interest expense due to the cessation of interest accruals on first mortgage bonds as a result of an agreement among bondholders and ENOI in the Chapter 11 bankruptcy proceeding. Lastly, results reflect lower taxes other than income taxes due primarily to reduced franchise tax associated with reductions in overall revenue.

Table 4 provides a comparative summary of the Utility's operational performance measures.

Table 4: Utility Operational Performance Measures excluding Entergy New Orleans
Second Quarter and Year-to-Date 2006 vs. 2005 (see appendix G for definitions of measures)
	Second Quarter				Year-to-Date
	2006	2005	% Change	% Weather Adjusted	2006	2005	% Change	% Weather Adjusted
GWh billed
Residential	7,034	6,557	7.3%	2.1%	13,997	13,728	2.0%	2.2%
Commercial and governmental	6,438	6,113	5.3%	2.3%	12,354	11,966	3.2%	2.2%
Industrial	9,561	9,649	-0.9%	-0.9%	18,614	19,100	-2.5%	-2.5%
Total Retail Sales	23,033	22,319	3.2%	0.8%	44,964	44,794	0.4%	0.2%
Wholesale	2,816	2,944	-4.3%		5,577	5,627	-0.9%
Total Sales	25,849	25,262	2.3%		50,541	50,422	0.2%
O&M expense	$16.32	$16.69	-2.2%		$15.84	$15.55	1.9%
Number of retail customers (a)
Residential					2,131,286	2,135,694	-0.2%
Commercial and governmental					318,788	317,586	0.4%
Industrial					44,959	44,194	1.7%

(a) Customer count data reflects estimates of customers in the hardest hit areas affected by Hurricane Katrina.  Issues associated with temporary housing and resumption of service at permanent dwellings render precise counts difficult at this time.

Appendix C provides information on selected pending local and federal regulatory cases.

III. Competitive Businesses Results

Entergy's competitive businesses include Entergy Nuclear and Non-Nuclear Wholesale Assets. Table 5 provides a summary of Competitive Businesses' capacity and generation sold forward.

Entergy Nuclear has sold 91%, 94%, and 66% of planned generation at average prices per megawatt-hour of $41, $49 and $53, for the remainder of 2006, 2007 and 2008, respectively. Non-Nuclear Wholesale Assets has contracted for 20%, 20% and 22% of its planned energy and capacity revenues at average prices per megawatt-hour of $22, $27 and $27, for the same periods.

Table 5: Competitive Businesses Capacity and Generation Sold Forward
Remainder of 2006 through 2010 (see appendix G for definitions of measures)
	Third-Fourth Quarter 2006	2007	2008	2009	2010
Entergy Nuclear (b)
Energy
Planned TWh of generation	17	34	34	35	34
Percent of planned generation sold forward (c)
Unit-contingent	34%	39%	34%	25%	12%
Unit-contingent with availability guarantees	53%	47%	32%	13%	5%
Firm liquidated damages	4%	8%	0%	0%	0%
Total	91%	94%	66%	38%	17%
Average contract price per MWh (d)	$41	$49	$53	$58	$46

Capacity
Planned net MW in operation	4,200	4,200	4,200	4,200	4,200
Percent of capacity sold forward
Bundled capacity and energy contracts	13%	12%	12%	12%	12%
Capacity contracts	77%	48%	36%	24%	3%
Total	90%	60%	48%	36%	15%
Average capacity contract price per kW per month	$1.1	$1.1	$1.1	$1.0	$0.9

Blended Capacity and Energy Recap (based on revenues)
Percent of planned energy and capacity sold forward	86%	88%	57%	33%	11%
Average contract revenue per MWh (d)	$42	$50	$53	$59	$46

Non-Nuclear Wholesale Assets
Capacity
Net MW in operation	1,578	1,578	1,578	1,578	1,578
Percent of capacity sold forward	29%	29%	29%	19%	17%

Energy
Planned TWh of generation	2	4	4	4	4
Percent of planned generation sold forward
Unit-contingent	5%	6%	6%	6%	6%
Unit-contingent with availability guarantees	35%	31%	33%	29%	29%
Firm liquidated damages	0%	0%	0%	0%	0%
Total	40%	37%	39%	35%	35%

Blended Capacity and Energy Recap (based on revenues)
Percent of planned energy and capacity sold forward	20%	20%	22%	16%	16%
Average contract revenue per MWh	$22	$27	$27	$21	$20

b.  Table excludes Palisades.

c.A portion of EN's total planned generation sold forward is associated with the Vermont Yankee contract for which pricing may be adjusted. The average contract price in 2010 substantially reflects the sold forward position at Vermont Yankee.

d. Average contract prices exclude potential payments that may be owed under the value sharing agreement with the New York Power Authority.

Entergy Nuclear

Entergy Nuclear earned $0.30 per share on both as-reported and operational bases in second quarter 2006, compared to $0.27 in second quarter 2005. The improved results in second quarter 2006 came from a combination of higher pricing as well as increased generation available due to the Vermont Yankee uprate. Partially offsetting these contributions was higher operation and maintenance expense due to higher refueling outage expenses. Another offsetting factor to the higher results this quarter was the effect of refueling outages on available generation output. The total number of refueling days was essentially the same on a quarter to quarter basis. However, the outage in second quarter 2006 was at a larger unit, Indian Point 2, while most of the outage days in second quarter 2005 were at a smaller unit, Pilgrim.

Table 6 provides a comparative summary of EN's operational performance measures.
Table 6: Entergy Nuclear Operational Performance Measures
Second Quarter and Year-to-Date 2006 vs. 2005 (see appendix G for definitions of measures)
	Second Quarter			Year-to-Date
	2006	2005	% Change	2006	2005	% Change
Net MW in operation	4,200	4,105	2%	4,200	4,105	2%
Average realized price per MWh	$43.93	$42.63	3%	$44.16	$42.09	5%
Production cost per MWh	$19.80	$19.22	3%	$19.43	$18.96	2%
Non-fuel O&M expense per MWh	$21.56	$20.39	6%	$20.62	$20.21	2%
Generation in GWh	8,249	8,156	1%	16,990	16,422	3%
Capacity factor	90%	91%	-1%	94%	92%	2%
Refueling outage days:
Indian Point 2	31	-		31	-
Indian Point 3	-	6		-	26
Pilgrim	-	25		-	25

Non-Nuclear Wholesale Assets

Entergy's Non-Nuclear Wholesale Assets business earned $0.03 per share on both as-reported and operational bases in second quarter 2006. As-reported and operational results in second quarter 2005 were $0.01 per share. The improved results were primarily attributable to the planned monetization in the current period of Entergy's interest in a power development project.

IV. Earnings Guidance

Entergy is reaffirming as-reported earnings guidance for 2006 in the range of $4.78 to $5.08 per share and operational earnings guidance of $4.50 to $4.80 per share. Earnings guidance ranges exclude ENOI given the uncertainty that remains for this business as it works toward filing a plan of reorganization. During 2006, actual results for ENOI are being separately identified as a special item for earnings release purposes.

Entergy's 2006 guidance was established in January 2006 based on a number of assumptions as detailed below. Among them was normal weather for the Utility, and a then-current average spot electricity price of $83/MWh for the unsold portion of Entergy Nuclear's 2006 generation. During second quarter, weather was warmer-than-normal and spot electricity prices averaged $57/MWh. Published market prices for the second half of 2006 averaged $76/MWh at the end of July. These and other factors can exceed or fall short of guidance mid-point assumptions but when combined, continue to support Entergy's overall guidance range.

Guidance ranges for 2006 are based on the following key assumptions that were established in January 2006:

Utility, Parent & Other

  Normal weather
  Sales growth of approximately 4%, weighted in the months September - December 2006 due to absence of 2005 hurricane effect
  Non-storm related rate actions, including carryover effects of 2005 rate actions and 2006 rate action for Attala
  Increased non-fuel operation and maintenance expense, including effects of inflation, benefits costs, supply plan, and Independent Coordinator of Transmission implementation along with the absence of 2005 offsets relating to storm restoration work
  Increased interest expense from higher financing requirements

Entergy Nuclear

  35 TWh of total output, reflecting an approximate 94% capacity factor, including 30 day refueling outages at Indian Point 2 (spring 2006) and FitzPatrick (fall 2006) and implementation of 95 MW uprate at Vermont Yankee at end of first quarter 2006
  91% energy sold under existing contracts; 9% sold into the spot market
  $41/MWh average energy contract price, average price of $83/MWh for unsold energy based on published market prices in January 2006
  $20.50/MWh non-fuel operation and maintenance expense reflecting inflation and higher benefits expense; $19/MWh production cost
  Increased interest expense due to increased collateral requirements driven by higher market prices
  Increased depreciation and other expenses

Non-Nuclear Wholesale Assets

  Reduced sales of emissions allowances
  Increased year over year losses

Special Items

  Receipt of additional proceeds from the 2004 sale of EKLP and recognition of gain contingency
  Absence of 2005 results from discontinued competitive retail operation (a 2006 estimate is not presented as ultimate amount depends on timing of sale)

Share Repurchase Program

  End of year fully diluted shares outstanding of approximately 213 million

The above assumptions assume no regulatory disallowances are ordered by retail regulators for the estimated $1.5 billion storm restoration costs ($0.8 billion capital, $0.7 billion regulatory assets). Any such disallowances would be shown as special items.

Earnings guidance details are provided in Table 7. This table demonstrates why 2006 results are expected to differ from 2005 based on the quantification of assumptions described above. For presentation simplicity purposes, year-over-year changes are shown as point estimates and are applied to 2005 actuals to compute the 2006 guidance midpoint. Because there is a range of possible outcomes associated with each earnings driver, a range is applied to the calculated guidance midpoints to produce Entergy's guidance ranges for as-reported and operational earnings excluding Entergy New Orleans.

Table 7: 2006 Earnings Per Share Guidance excluding Entergy New Orleans
(Per share in U.S. $) - Prepared January 2006
Segment	Description of Drivers	2005 Earnings per Share	Expected Change	2006 Guidance Midpoint	2006 Guidance Range

Utility, Parent & Other	2005 Operational Earnings per Share	3.03
	Adjustment to normalize weather		(0.10)
	Increased revenue due to non-storm rate actions and sales growth		0.50
	Increased O&M expense		(0.25)
	Increased interest expense		(0.10)
	Other		(0.03)
	Subtotal	3.03	0.02	3.05

Entergy Nuclear	2005 Operational Earnings per Share	1.32
	Higher contract and market energy pricing		0.42
	Increased generation from uprates and fewer outages		0.10
	Increased O&M expense		(0.10)
	Increased interest expense		(0.05)
	Increased depreciation and other		(0.09)
	Subtotal	1.32	0.28	1.60

Non-Nuclear Wholesale Assets	2005 Operational Earnings per Share	0.05
	Reduced sales of emissions allowances		(0.04)
	Increased losses from Non-Nuclear Wholesale Assets		(0.01)
	Subtotal	0.05	(0.05)	0.00

Consolidated Operational
	2006 Operational Earnings per Share	4.40	0.25	4.65	4.50 - 4.80

Consolidated As-Reported	2005 As Reported Earnings per Share	4.19
	Changes detailed above		0.25
	Special items:
	2006 Gain on sale of Entergy-Koch, LP		0.28
	2005 results from discontinued competitive retail operation, including impairment loss		0.21
	2006 As-Reported Earnings per Share	4.19	0.74	4.93	4.78 - 5.08

Earnings guidance should be considered in association with earnings sensitivities as shown in Table 8. These sensitivities illustrate the estimated change in operational earnings resulting from changes in various revenue and expense drivers. Utility sales are expected to be the most significant driver of results in 2006 for Utility, Parent & Other due to normal growth in customer usage and the recovery of some portion of load impacted by hurricanes. At Entergy Nuclear, energy prices are expected to be the most significant driver of results in 2006, given the size of EN's unsold position. In 2005, Entergy modified its contracting strategy to provide the flexibility to retain a larger unsold position. This modification provides EN the opportunity to capture higher spot market prices. Increased volatility of expected results was considered as well. Estimated annual impacts shown in the Table 8 are intended to be indicative rather than precise guidance.

Table 8: Earnings Sensitivities excluding Entergy New Orleans
(Per share in U.S. $)
Variable	2006 Guidance Assumption	Description of Change	Estimated Annual Impact (e)

Utility, Parent & Other
Sales growth Residential Commercial/Governmental Industrial Total	Approximately 4% total sales growth weighted in Sept.-Dec. 2006	1% change in Residential MWh sold 1% change in Comm/Govt MWh sold 1% change in Industrial MWh sold 1% change in Total MWh sold	- / + 0.04 - / + 0.03 - / + 0.03 - / + 0.10
Extended outages for Entergy Louisiana customers	31,000 customers of Entergy Louisiana	10,000 return to service	n/a / + 0.03
Rate base	Stable rate base	$100 million change in rate base	- / + 0.02
Return on equity	See Appendix C	1% change in allowed ROE	- / + 0.28
Interest expense	Additional $550M average debt at 6% average interest rate	$100M change in debt	- / + 0.02
Entergy Nuclear
Capacity factor	94% capacity factor	1% change in capacity factor	- / + 0.04
Energy price	9% energy unsold at $83/MWh in 2006	$10/MWh change for unsold energy	- / + 0.09
Non-fuel operation and maintenance expense	$20.50/MWh non-fuel operation and maintenance expense	$1 change per MWh	- / + 0.10
Outage (lost revenue only)	94% capacity factor, including refueling outages at Indian Point 2 and FitzPatrick	1,000 MW plant for 10 days at average portfolio energy price of $41/MWh for sold and $83/MWh for unsold volumes in 2006	- 0.03 / n/a

  Based on 2005 average fully diluted shares of approximately 214 million.

V. Forward-looking Financial Data and Aspirations

Entergy continues to focus on recovery in the aftermath of hurricanes that severely affected its business operations in August and September of 2005. While these storms created issues that may affect near-term financial performance, the company's long-term aspirations remain intact. Specifically, Entergy aspires to deliver average annual earnings per share growth of 5-6%, to achieve a 9% return on invested capital, and to continue to improve the company's overall credit quality over the long-term. The company's ability to achieve these aspirations over time will be based upon a combination of factors. These include, but are not limited to, intrinsic growth, the recovery of storm-related restoration costs, the return of customers and load to portions of the Entergy service territory that have been severely damaged and further impacted by new flood maps and more stringent building codes, and the amount of cash that is available for capital deployment in investments, share repurchases, dividends or debt retirement.

Table 9 provides details on Entergy's projected cash available for capital redeployment for the period 2006 through 2008 excluding Entergy New Orleans. Entergy expects to have $1.9 billion of cash available over this period for several potential uses: investments in new businesses or assets, repayment of debt or equity, or dividend increases. Sources of cash do not include storm recovery initiatives, such as insurance, regulatory rate relief, or funding through community development block grants because they are too preliminary or uncertain at this time. Sources of cash also include debt that Entergy believes it could issue in association with new investments while maintaining a net debt ratio of 50% or less. The amount of additional debt could vary depending upon the type of new investment and the credit market environment. Uses of cash shown on the table reflect current estimates of storm restoration spending and share repurchases based on resumption of the $1.5 billion share repurchase program approved in 2004. The amount of repurchases may vary as a result of material changes in business results or capital spending or material new investment opportunities.

Table 9: Projected Cash Available for Capital Redeployment excluding Entergy New Orleans 2006 through 2008 - Reconciliation of GAAP to Non-GAAP Measures (see appendix G for definitions of measures)
($ in billions)	2006-2008

Net cash flow provided by operating activities	7.3
Less:
Net nuclear fuel purchases	(0.4)
Net change in decommissioning trust funds	(0.4)
Planned capital expenditures	(3.6)
Preferred dividends	(0.1)
Free cash flow		2.8

Common dividends		(1.5)
Net share repurchases (includes repurchases under existing program net of equity units conversion and remaining sale proceeds)		0.2
Additional debt capacity (net of maturities)		0.8
Net impact of Palisades acquisition		(0.4)
Net Cash Available for New Investment, Debt or Equity Repayment, Dividend Increase		1.9

Appendix E provides details on planned capital expenditures by business, and appendix F includes a summarized schedule of debt maturities.

VI. Appendices

Eight appendices are presented in this section as follows:

  Appendix A includes information on Entergy New Orleans, Inc.'s filing for protection under Chapter 11 of the U.S. Bankruptcy Code.
  Appendix B includes earnings per share variance analyses and details on special items that relate to the current quarter and year to date periods.
  Appendix C provides information on selected pending local and federal regulatory cases.
  Appendix D provides financial metrics for both current and historical periods. In addition, historical financial and operating performance metrics are included for the trailing eight quarters.
  Appendix E provides a summary of planned capital expenditures for the next three years.
  Appendix F provides a summary schedule of Entergy Corporation's debt maturities by business.
  Appendix G provides definitions of the operational performance measures and GAAP and non-GAAP financial measures that are used in this release.
  Appendix H provides a reconciliation of GAAP to non-GAAP financial measures used in this release.

Appendix A provides information on the petition filed by Entergy New Orleans, Inc. for protection under Chapter 11 of the U.S. Bankruptcy Code as well as related activities subsequent to the initial filing.
Appendix A: Entergy New Orleans, Inc. Bankruptcy

Bankruptcy Filing

To protect its franchise agreement with the City and ensure continued progress in restoring power and gas service to New Orleans after Hurricane Katrina, on September 23, 2005, Entergy New Orleans, Inc. (ENOI) filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Important decisions were rendered by the bankruptcy court in December 2005 when the court authorized the debtor-in-possession (DIP) financing (described below), approved the priming lien for DIP financing, and ordered that use of insurance proceeds would be determined by ENOI. Numerous motions have been filed with additional motions expected as the bankruptcy proceeding continues. ENOI's exclusivity period for filing a final plan of reorganization was August 21, 2006. In response to a motion by ENOI this filing has been extended by the bankruptcy court pending a hearing set for September 18, 2006. In its motion ENOI has requested that the filing deadline for the reorganization plan be extended to December 19, 2006 with solicitation of acceptances of the plan to be completed by February 15, 2007. ENOI appeared at status conferences on June 26, 2006 and July 26, 2006 to provide progress reports to the bankruptcy court on the restructuring plan. For more information on documents filed in this proceeding go to www.entergy.com/investor_relations/enoi.aspx.

Debtor-in-Possession Financing

On September 26, 2005, ENOI, as borrower, and Entergy Corporation, as lender, entered into the DIP credit agreement, a debtor-in-possession credit facility to provide funding to ENOI during its business restoration efforts. On December 9, 2005, the bankruptcy court issued its final order approving the DIP Credit Agreement. The indenture trustee of ENOI's first mortgage bonds appealed the final order. Subsequent to the indenture trustee filing its notice of appeal, ENOI, Entergy Corporation, and the indenture trustee filed with the bankruptcy court a motion to approve a settlement among the parties. On March 29, 2006, the bankruptcy court approved the settlement, and the indenture trustee dismissed its appeal. The facility enables ENOI to request funding from Entergy Corporation, but the decision to lend money is at the sole discretion of Entergy Corporation. Entergy Corporation and ENOI have entered into an agreement to extend the terms of the DIP credit agreement through August 23, 2007, and ENOI has filed a motion with the bankruptcy court to authorize it to enter into such amendment. The hearing on the motion is set for August 16, 2006.

Accounting

Entergy owns 100 percent of the common stock of ENOI and has, subject to the rules and requirements of Chapter 11 of the U.S. Bankruptcy Code, continued to supply operating management to ENOI. However, uncertainties surrounding the nature, timing and specifics of the bankruptcy proceedings caused Entergy to de-consolidate ENOI for financial reporting purposes beginning in third quarter 2005 with ENOI's financial results being recorded under the equity method of accounting. Under this methodology, earnings from ENOI are now reflected in Entergy's income statement as equity in the earnings of unconsolidated affiliates.  Because Entergy owns all of the common stock of ENOI, this change has not impacted the amount of net income Entergy has recorded in the current period or any historical period but has resulted in ENOI's net income being presented in one line item rather than included in each individual income statement line item presented. Various line items of Entergy's consolidated balance sheet and cash flow statement have been revised to reflect the impact of de-consolidating ENOI. In addition, the deconsolidation of ENOI's results is retroactive to January 1, 2005 and Entergy's comparative results now reflect ENOI results under the equity method of accounting.

Appendix B-1 provides details of second quarter and year-to-date 2006 vs. 2005 earnings variance analyses for "Utility, Parent & Other," "Competitive Businesses," and "Consolidated."
Appendix B-1: As-Reported Earnings Per Share Variance Analysis
Second Quarter 2006 vs. 2005
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2005 earnings	1.05		0.28		1.33
Retail business discontinued operations	0.07	(f)	-		0.07
Income taxes - other	0.06	(g)	(0.03)		0.03
Share repurchase effect	0.02		0.01		0.03
Taxes other than income taxes	0.01		-		0.01
Net revenue	(0.12)	(h)	0.12	(i)	-
Other income (deductions)	0.01		(0.01)		-
Nuclear refueling outage expense	(0.01)		-		(0.01)
Preferred dividend requirements	(0.01)		-		(0.01)
Depreciation/amortization expense	(0.03)		-		(0.03)
Other operation & maintenance expense	0.02		(0.06)	(j)	(0.04)
Interest expense and other charges	(0.07)	(k)	0.02		(0.05)
2006 earnings	1.00		0.33		1.33

Appendix B-2: As-Reported Earnings Per Share Variance Analysis
Year-to-Date 2006 vs. 2005
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)	Utility,		Competitive
	Parent & Other		Businesses		Consolidated
2005 earnings	1.47		0.64		2.11
Net revenue	0.07	(h)	0.25	(i)	0.32
Retail business discontinued operations	0.07	(f)	-		0.07
Share repurchase effect	0.04		0.02		0.06
Interest and dividend income	0.04		-		0.04
Income taxes - other	0.01		-		0.01
Decommissioning expense	0.01		(0.01)		-
Nuclear refueling outage expense	(0.01)		-		(0.01)
Depreciation/amortization expense	(0.01)		-		(0.01)
Preferred dividend requirements	(0.01)		-		(0.01)
Taxes other than income taxes	(0.01)		(0.01)		(0.02)
Other income (deductions)	0.02		(0.10)	(l)	(0.08)
Interest expense and other charges	(0.14)	(k)	0.03		(0.11)
Other operation & maintenance expense	(0.01)		(0.11)	(j)	(0.12)
2006 earnings	1.54		0.71		2.25

  Reflects for both the quarter and year-to-date periods results of retail business operations including the gain on the sale of this business during second quarter 2006.
Utility Net Revenue Variance Analysis 2006 vs. 2005 ($ EPS)
Second Quarter		Year-to-Date
Weather	0.07	Weather	0.02
Sales growth/pricing	0.06	Sales growth/pricing	0.16
Other	(0.25)	Other	(0.11)
Total	(0.12)	Total	0.07
  Income taxes-other decreased in second quarter 2006 due primarily to benefits recorded in connection with flow through accounting and the favorable resolution of a tax audit issue. These items were partially offset by the absence in the current period of tax benefits from the American Jobs Creation Act of 2004 recorded in second quarter last year.
  Net revenue decreased in second quarter 2006 compared to the same period a year ago due primarily to lower unbilled revenue partially offset by the effect of constructive rate actions in 2005 and early 2006 and warmer-than-normal weather. The year-to-date increase in net revenue was due primarily to the effect of constructive rate actions in 2005 and early 2006 partially offset by lower unbilled revenue in the current period.
  Net revenue increased in the quarter and year-to-date periods due primarily to higher revenues at Entergy Nuclear due to higher pricing and the effect of the Vermont Yankee uprate. In addition, the planned monetization of Entergy's interest in a power development project increased revenues as well.
  Other operation and maintenance expense increased in the current quarter and on a year-to-date basis due primarily to higher nuclear refueling outage expenses at Entergy Nuclear as well as increased spending at the Non-Nuclear Wholesale Assets business.
  Interest expense and other charges increased in both the quarter and year-to-date periods due primarily to higher borrowings under credit lines and long-term debt primarily in connection with financing of significant 2005 storm restoration costs.
  Other income (deductions) decreased due primarily to the absence of an adjustment made to the decommissioning liability at Entergy Nuclear in early 2005.

Appendix B-3 lists special items by business with quarter-to-quarter and year-to-date comparisons. Amounts are shown on both earnings per share and net income bases. Special items are those events that are less routine, are related to prior periods, or are related to discontinued businesses. Special items are included in as-reported earnings per share consistent with generally accepted accounting principles (GAAP), but are excluded from operational earnings per share. As a result, operational earnings per share is considered a non-GAAP measure.

Appendix B-3: Special Items (shown as positive / (negative) impact on earnings)
Second Quarter and Year-to-Date 2006 vs. 2005
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2006	2005	Change	2006	2005	Change
Utility, Parent & Other
ENOI results (m)	0.05	-	0.05	0.08	-	0.08
Retail business discontinued operations	(0.02)	(0.01)	(0.01)	(0.03)	(0.02)	(0.01)
Gain on sale - retail business	0.08	-	0.08	0.08	-	0.08
Total Utility, Parent and Other	0.11	(0.01)	0.12	0.13	(0.02)	0.15
Competitive Businesses
Entergy Nuclear	-	-	-	-	-	-
Non-Nuclear Wholesale Assets	-	-	-	-	-	-
Total Competitive Businesses	-	-	-	-	-	-
Total Special Items	0.11	(0.01)	0.12	0.13	(0.02)	0.15

(U.S. $ in millions)
	2006	2005	Change	2006	2005	Change
Utility, Parent & Other
ENOI results (m)	10.7	-	10.7	16.3	-	16.3
Retail business discontinued operations	(4.0)	(2.8)	(1.2)	(6.2)	(4.2)	(2.0)
Gain on sale - retail business	17.1	-	17.1	17.1	-	17.1
Total Utility, Parent and Other	23.8	(2.8)	26.6	27.2	(4.2)	31.4
Competitive Businesses
Entergy Nuclear	-	-	-	-	-	-
Non-Nuclear Wholesale Assets	-	-	-	-	-	-
Total Competitive Businesses	-	-	-	-	-	-
Total Special Items	23.8	(2.8)	26.6	27.2	(4.2)	31.4

(m) ENOI results for the quarterly and year-to-date periods of 2005 are included in operational earnings.

Appendix C provides a summary of selected regulatory cases and events that are pending.

Appendix C: Regulatory Summary Table
Company/ Proceeding	Authorized ROE	Pending Cases/Events
Retail Regulation
Entergy Arkansas	11.00%

Recent activity: Pursuant to an APSC order, EAI filed a current cost-of-service study on June 7, 2006 for test year ending June 30, 2005. The filing also included supporting testimony addressing the APSC's elimination of Energy Cost Recovery Rider (ECR). At that time, EAI also filed notice of its intent to file a general rate proceeding within 60-90 days. On June 29, the APSC approved the implementation of the annual revised energy cost rate previously suspended effective for July billing. A hearing on ECR matters is scheduled for October 12, 2006.
Background: EAI's base rates and the ECR have been in effect since 1998.  In December 2005, EAI provided notice of its intent to terminate participation in the Entergy System Agreement, following a final order from FERC establishing terms under which EAI may be required to make payments to other operating companies to achieve rough production cost equalization.

Entergy Gulf States - TX	10.95%

Recent activity: On June 7, 2006, the PUCT approved a settlement in the Transition to Competition Cost recovery case, allowing EGSI-TX to recover $14.5 million per year in TTC costs over a 15-year period. EGSI-TX implemented interim rates based on this revenue level on March 1.
Background: EGSI-TX has operated under a base rate freeze since 1999. Legislation subsequently enacted in June 2005 extends the base rate freeze to mid 2008 but also allows EGSI-TX to file for rate relief through riders for incremental capacity costs and transition costs. In December 2005, the PUCT approved the recovery of $18 million annually beginning in December 2005 for capacity costs, subject to reconciliation from September 2005.
 Storm Cost Recovery: Legislation enabling the securitization of Hurricane Rita restoration costs was signed into law by the Governor on May 31, 2006. The legislation allows for EGSI-TX to file a case to identify the appropriate level of hurricane reconstruction costs to be securitized. EGSI-TX initiated its storm recovery case on July 5, 2006 indicating $393 million of Hurricane Rita costs incurred through March 31, 2006. Pursuant to legislation, the PUCT has 150 days (December 4, 2006) to issue an order determining the amount of hurricane restoration costs eligible for recovery and securitization.

Entergy Gulf States - LA	9.90% - 11.40%

Recent activity: In May 2006, EGSI-LA made its formula rate plan (FRP) filing for the 2005 test year. The evaluation report shows an Earned Rate of Return of 11.10% which is within the allowed bandwidth. Pursuant to the Approved Capacity Additions section of the FRP rider, the filing reflects a required annual revenue increase of $7.1 million to recover Commission approved deferred and ongoing capacity costs.
Background: In March 2005, the LPSC approved a Global Settlement which established an FRP with a 10.65% ROE midpoint and a +/- 75 basis point bandwidth and a recovery mechanism for Commission approved capacity additions. Earnings outside the bandwidth are allocated 60% to customers and 40% to the company.
Storm Cost Recovery: Pursuant to the LPSC order, in April 2006, EGSI-LA completed the $6 million interim recovery of storm costs through the fuel adjustment clause. In September until a final storm recovery Order is issued, interim recovery of $0.85 million per month will be included in base rates. On July 31, 2006, EGSI-LA made its Phase II storm filing for costs incurred through May 31, 2006. The filing seeks recovery of $200 million in storm costs and to build a storm reserve in the amount of $81 million. EGSI-LA intends to seek securitization pursuant to the bill signed into law by the Governor in May 2006.

Entergy Louisiana	9.45% - 11.05%

Recent activity: In May 2006, ELL made its formula rate plan (FRP) filing for the 2005 test year. The evaluation report shows an Earned Rate of Return of 9.45% which is within the allowed bandwidth. Pursuant to the Approved Capacity Additions section of the FRP rider, the filing reflects a required annual revenue increase of $121 million to recover Commission approved deferred and ongoing capacity costs. ELL has proposed to amortize deferred capacity costs over a three-year period which creates a $51 million annual revenue requirement. Ongoing annual capacity costs total approximately $70 million.
Background: In May 2005, the LPSC approved a settlement reestablishing the Company's FRP with a 10.25% ROE midpoint and a +/- 80 basis point bandwidth and a recovery mechanism for Commission-approved capacity additions. Earnings outside the bandwidth are allocated 60% to customers and 40% to the company.
Storm Cost Recovery: Pursuant to the LPSC order, in May 2006, ELL completed the $14 million interim recovery of storm costs through the fuel adjustment clause. Beginning in September until a final storm recovery Order is issued, interim recovery of $2 million per month will be included in base rates. On July 31, 2006, ELL made its Phase II storm filing for costs incurred through May 31, 2006. The filing seeks recovery of $467 million in storm costs and to build a storm reserve in the amount of $132 million. ELL intends to seek securitization pursuant to the bill signed into law by the Governor in May 2006.

Entergy Mississippi	9.74% - 12.44%

Recent activity: In April 2006, EMI submitted its 2005 evaluation report that reflected an Earned Rate of Return of 9.35%, resulting in a revenue deficiency. On June 30, 2006, EMI and the Public Utilities Staff filed a Joint Stipulation with the MPSC that resulted in a rate increase of approximately $2 million. The MPSC approved the Joint Stipulation on August 1, 2006 to become effective with August 2006 billings. In December 2005, EMI received an order from MPSC approving purchase of the Attala facility and authorizing interim recovery. EMI intends to make an appropriate filing with the MPSC in 2006 to extend recovery in rates of the Company's Attala costs beyond 2006.
Background: EMI has been operating under a formula rate plan last approved in December 2002. The FRP allows the company's earned ROE to increase or decrease within a bandwidth with no change in rates; earnings outside the bandwidth are allocated 50% to customers and 50% to the company, but on a prospective basis only. The plan also provides for performance incentives that can increase or decrease the benchmark ROE by as much as 100 basis points. The current mid-point of the ROE bandwidth, including performance incentives, is 11.09%.
 Storm Cost Recovery: On June 28, 2006, the MPSC issued an Order approving $89 million of the Company's Hurricane Katrina storm restoration costs incurred through March 31, 2006 and certified that amount as eligible for CDBG funding. On June 30, 2006, EMI filed with the MPSC a Petition for Financing Order as provided for by the Securitization Act including a request for an $80 million storm reserve. Also on June 30, the Company filed an application with the Mississippi Development Authority seeking CDBG funding as certified by the MPSC June 28 Order. A hearing is scheduled for October 3, 2006.

Appendix C: Regulatory Summary Table (continued)
Company/ Proceeding	Authorized ROE	Pending Cases/Events
Retail Regulation
Entergy New Orleans	9.75% - 11.75% (electric) 10.25% - 11.25% (gas) 10.75% in 2006 with no bandwidth (gas)

Recent activity: On June 30, 2006, ENOI filed three Electric and two Gas FRP Evaluation Reports. ENOI's recommended alternative adjusts for lost customers and assumes that the City Council's June 06 decision to allow recovery of all Grand Gulf costs through the fuel adjustment clause remains in place. The recommended alternative increases base rates $6.4 million for Electric (4.4%) and $22.8 million for Gas (160.9%).
Background:  In September 2005, the City Council of New Orleans approved a two year extension of ENOI's FRP with a ROE mid-point of 10.75%, a 45% hypothetical equity ratio, and electric and gas ROE bandwidths of 100 and 50 basis points, respectively. The Council's order temporarily suspended the Generation Performance-Based Rate (G-PBR) due to effects from Hurricane Katrina.
Storm Cost Recovery: On June 30, 2006, ENOI filed an Electric and Gas Storm Cost Recovery Rider seeking recovery of $139 million (Electric $114 million, Gas $25 million) over a ten year period for costs incurred through March 31, 2006. ENOI proposed semiannual filings to update the rider for additional restoration spending. Also on June 30, ENOI requested an Electric and Gas Storm Reserve Rider to establish a $150 million (Electric $130 million, Gas $20 million) reserve for future storm costs over a ten year period.

Wholesale Regulation (FERC)
System Energy Resources, Inc.	10.94%	Recent activity: None Background: ROE approved by July 2001 FERC order. No cases pending.

System Agreement	NA

Recent activity: On May 31, 2006, the APSC, LPSC, AEEC, Arkansas Attorney General filed comments or protests of Entergy's Compliance filing, and on June 7, 2006 the LPSC filed Request for Summary Disposition on issues relating to the timing of payments/receipts between the utility operating subsidiaries. Entergy has responded to the comments or protests to its Compliance filing and has urged FERC to reject the LPSC's request for summary judgment.
Background: The system agreement case, originally filed in 2001, addresses reallocation of production costs among the utility operating subsidiaries. In June 2005, the FERC issued a decision stating that rough production cost equalization did not exist in the Entergy system. The FERC established a bandwidth of +/- 11 % to reallocate production costs and ordered that this approach be applied prospectively. In December 2005, FERC essentially denied requests for rehearing of its June 2005 order and established, among other things, that 1) the bandwidth would be applied to calendar year 2006 actual production costs and 2) 2007 would be the first possible year of payments among Entergy's operating companies. Appeals of this decision were filed by the APSC, LPSC, MPSC and AECC in the federal appeals court for the D.C. circuit. These appeals have been consolidated. The City of New Orleans intervened in the LPSC appeal, and Entergy has intervened in all appeals. A compliance filing to implement the FERC decision in this case was filed by Entergy at FERC on April 10, 2006 which proposed that all payments required by the June 2005 FERC decision be properly reflected as fuel costs.

Independent Coordinator of Transmission (ICT)	NA

Recent activity: On May 24, 2006, Entergy filed (1) a Compliance filing to implement provisions of FERC's April 2006 Order, (2) the ICT contract, signed with SPP earlier in May, and (3) a request that SPP be installed as the ICT. The LPSC approved the ICT proposal on July 12, 2006 and implementation could begin in third quarter 2006.
Background: Based on a positive Declaratory Order issued by the FERC in March 2005, Entergy filed for approval of its Independent Coordinator of Transmission (ICT) in May 2005. On April 24, 2006 the FERC approved Entergy's ICT proposal with modification.

Appendix D-1 provides comparative financial performance measures for the current quarter. Appendix D-2 provides historical financial performance measures and operating performance metrics for the trailing eight quarters. Financial performance measures in both tables include those calculated and presented in accordance with generally accepted accounting principles (GAAP), as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of earnings, including special items. Operational measures are non-GAAP measures as they are calculated using operational earnings, which excludes the impact of special items. A reconciliation of operational earnings per share to as-reported earnings per share is provided in Appendix H-1.

Appendix D-1: GAAP and Non-GAAP Financial Performance Measures
Second Quarter 2006 vs. 2005 (see appendix G for definitions of certain measures)

For 12 months ending June 30	2006	2005	Change
GAAP Measures
Return on average invested capital - as-reported	7.3%	7.1%	0.2%
Return on average common equity - as-reported	11.3%	10.7%	0.6%
Net margin - as-reported	8.5%	9.5%	(1.0)%
Cash flow interest coverage	5.2	7.1	(1.9)
Book value per share	$39.45	$37.87	$1.58
End of period shares outstanding (millions)	208.1	209.9	(1.8)

Non-GAAP Measures
Return on average invested capital - operational	7.4%	7.2%	0.2%
Return on average common equity - operational	11.5%	10.8%	0.7%
Net margin - operational	8.6%	9.5%	(0.9)%

As of June 30 ($ in millions)	2006	2005	Change
GAAP Measures
Cash and cash equivalents	729	607	122
Revolver capacity	2,710	1,407	1,303
Total debt	9,402	8,283	1,119
Debt to capital ratio	52.4%	49.9%	2.5%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy's share	152	216	(64)
Leases - Entergy's share	519	564	(45)
Total off-balance sheet liabilities	671	780	(109)

Non-GAAP Measures
Total gross liquidity	3,439	2,014	1,425
Net debt to net capital ratio	50.4%	48.0%	2.4%
Net debt ratio including off-balance sheet liabilities	52.2%	50.4%	1.8%

Appendix D-2: Historical Performance Measures (see appendix G for definitions of measures)
Financial	3Q04(n)	4Q04(n)	1Q05	2Q05	3Q05	4Q05	1Q06	2Q06	05YTD	06YTD
EPS - as-reported ($)	1.22	0.68	0.79	1.33	1.65	0.43	0.92	1.33	2.11	2.25
Less - special items ($)	-0.17	0.18	-0.01	-0.01	-0.03	-0.16	0.02	0.11	-0.02	0.13
EPS - operational ($)	1.39	0.50	0.80	1.34	1.68	0.59	0.90	1.22	2.13	2.12
Trailing Twelve Months
ROIC - as-reported (%)	5.9	7.3	7.0	7.1	7.5	7.2	7.3	7.3
ROIC - operational (%)	6.7	7.1	6.9	7.1	7.3	7.5	7.5	7.4
ROE - as-reported (%)	8.1	10.7	10.4	10.7	11.5	11.2	11.5	11.3
ROE - operational (%)	9.7	10.4	10.2	10.8	11.2	11.8	12.0	11.5
Cash Flow Interest Coverage	6.4	7.1	7.6	7.1	5.9	4.0	5.1	5.2
Debt to capital ratio (%)	46.8	47.4	49.0	49.9	51.9	53.1	52.1	52.4
Net debt/net capital ratio (%)	45.1	45.3	47.5	48.0	50.2	51.5	50.0	50.4
Utility
GWh billed
Residential	10,738	7,521	7,170	6,557	10,630	7,212	6,963	7,034	13,728	13,997
Commercial & Gov't	8,468	7,252	5,854	6,113	7,725	6,277	5,916	6,438	11,966	12,354
Industrial	10,456	10,425	9,452	9,649	9,736	8,778	9,053	9,561	19,100	18,614
Wholesale	2,040	1,799	1,728	2,944	2,227	1,549	1,555	2,816	5,627	5,577
O&M expense/MWh	$12.97	$17.44	$14.98	$16.69	$11.35	$17.43	$16.12	$16.32	$15.55	$15.84
Reliability
SAIFI	1.8	1.9	1.5	1.8	1.8(o)	1.7(o)	1.8(o)	1.7(o)	1.7	1.7(o)
SAIDI	159	169	136	157	158(o)	161(o)	174(o)	178(o)	155(o)	178(o)
Nuclear
Net MW in operation	4,001	4,058	4,058	4,105	4,105	4,105	4,135	4,200	4,105	4,200
Avg. realized price per MWh	$43.38	$40.69	$41.56	$42.63	$42.58	$42.75	$44.39	$43.93	$42.09	$44.16
Production cost/MWh	$21.68	$22.28	$18.71	$19.22	$20.14	$19.48	$19.08	$19.80	$18.96	$19.43
Non-fuel O&M expense/MWh	$22.83	$23.99	$20.03	$20.39	$20.32	$19.95	$19.74	$21.56	$20.21	$20.62
Generation in GWh	8,075	7,567	8,267	8,156	8,474	8,643	8,742	8,249	16,422	16,990
Capacity factor	92%	85%	93%	91%	95%	95%	97%	90%	92%	94%

  Data has not been restated for the de-consolidation of ENOI which was the accounting adopted by Entergy in third quarter 2005, retroactive to first quarter 2005.
  Excludes impact of major storm activity.

Appendix E provides a summary of planned capital expenditures. Entergy's capital plan from 2006 through 2008 includes $3.6 billion for investment; more than $2.2 billion of this amount is associated with capital to maintain Entergy's existing assets. Approximately $1.1 billion is associated with specific investments such as transmission upgrades, dry cask storage and license renewal projects at certain nuclear sites, and other investments, such as the purchase of the Attala plant, that support the utility's ability to meet load growth.

Appendix E: Planned Capital Expenditures excluding Entergy New Orleans
2006-2008
($ in millions)	2006	2007	2008	Total
Storm capital	310	-	-	310
Maintenance capital
Utility, Parent & Other	604	713	719	2,036
Entergy Nuclear	62	64	50	176
Non-Nuclear Wholesale Assets	2	2	2	6
Subtotal	668	779	771	2,218
Other capital commitments
Utility, Parent & Other	277	203	301	781
Entergy Nuclear	143	96	86	325
Non-Nuclear Wholesale Assets	6	6	5	17
Subtotal	426	305	392	1,123
Total Planned Capital Expenditures	1,404	1,084	1,163	3,651

Entergy New Orleans' planned capital expenditures for the years 2006-2008 total $165 million, including $72 million of storm capital. The above table does not reflect any capital expenditures, including the initial acquisition cost of $350 million, associated with Entergy's recent announcement of its agreement to acquire the Palisades nuclear unit.

Appendix F provides details on scheduled long-term debt maturities including currently maturing portions.

Appendix F: Debt Maturity Schedule excluding Entergy New Orleans
Maturities as of 6/30/2006
($ in millions)	2006	2007	2008	2009-2010	2011+	Total
Utility, Parent & Other	-	93	1,074	2,093	5,423	8,683
Entergy Nuclear	87	84	24	52	158	405
Total	87	177	1,098	2,145	5,581	9,088

Appendix G provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures, all of which are referenced in this release.

Appendix G: Definitions of Operational Performance Measures and GAAP and Non-GAAP Financial Measures
Utility
GWh billed	Total number of GWh billed to all retail and wholesale customers
Operation & maintenance expense	Operation, maintenance and refueling expenses per MWh of billed sales, excluding fuel
SAIFI	System average interruption frequency index; average number per customer per year
SAIDI	System average interruption duration index; average minutes per customer per year
Number of customers	Number of customers at end of period
Competitive Businesses
Planned TWh of generation

Amount of output expected to be generated by Entergy Nuclear for nuclear units, or by Non-Nuclear Wholesale Assets for fossil and wind units, considering plant operating characteristics, outage schedules, and expected market conditions which impact dispatch

Percent of planned generation sold forward

Percent of planned generation output sold forward under contracts, forward physical contracts, forward financial contracts or options (consistent with assumptions used in earnings guidance) that may or may not require regulatory approval

Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages
Unit-contingent with availability guarantees

Transaction under which power is supplied from a specific generation asset; if the asset is unavailable, seller is not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract

Firm liquidated damages (LD)

Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract

Planned net MW in operation	Amount of capacity to be available to generate power considering uprates planned to be completed within the calendar year
Bundled energy & capacity contract	A contract for the sale of installed capacity and related energy, priced per megawatt-hour sold
Capacity contract

For Entergy Nuclear, a contract for the sale of the installed capacity product in regional markets managed by ISO New England and the New York Independent System Operator
For the Non-Nuclear Wholesale Assets business, a contract for the sale of capacity and related energy, in which capacity and energy are priced separately

Average contract price per MWh or per kW per month	Price at which generation output and/or capacity is expected to be sold to third parties, given existing contract or option exercise prices based on expected dispatch or capacity
Average contract revenue per MWh	Price at which the combination of generation output and capacity are expected to be sold to third parties, given existing contract or option exercise prices based on expected dispatch
Entergy Nuclear
Net MW in operation	Installed capacity owned or operated by Entergy Nuclear
Average realized price per MWh	As-reported revenue per MWh generated for all non-utility nuclear operations
Production cost per MWh	Fuel and non-fuel operation and maintenance expenses according to accounting standards that directly relate to the production of electricity per MWh
Non-fuel O&M expense per MWh	Operation, maintenance and refueling expenses per MWh of generation, excluding fuel
Generation in GWh	Total number of GWh produced by all non-utility nuclear facilities
Capacity factor	Normalized percentage of the period that the plant generates power
Refueling outage duration	Number of days lost for scheduled refueling outage during the period

Financial measures defined in the below table include measures prepared in accordance with generally accepted accounting principles, (GAAP), as well as non-GAAP measures. Non-GAAP measures are included in this release in order to provide metrics that remove the effect of less routine financial impacts from commonly used financial metrics.

Appendix G: Definitions of Operational Performance Measures and GAAP and Non-GAAP Financial Measures (continued)
Financial Measures - GAAP
Return on average invested capital - as-reported	12-months rolling earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - as-reported	12-months rolling earnings divided by average common equity
Net margin - as-reported	12-months rolling earnings divided by 12 months rolling revenue
Cash flow interest coverage	12-months cash flow from operating activities plus 12-months rolling interest paid, divided by interest expense
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt	Sum of short-term and long-term debt, notes payable, capital leases, and preferred stock with sinking fund on the balance sheet less non-recourse debt, if any
Debt of joint ventures (Entergy's share)

Debt issued by Entergy-Koch, LP and Non-Nuclear Wholesale Assets business joint ventures for periods through third quarter 2004. Only Non-Nuclear Wholesale Assets business joint ventures debt included for periods thereafter.

Leases (Entergy's share)	Operating leases held by subsidiaries capitalized at implicit interest rate
Debt to capital	Gross debt divided by total capitalization

Financial Measures - Non-GAAP
Operational earnings	As-reported earnings applicable to common stock adjusted to exclude the impact of special items
Return on average invested capital - operational	12-months rolling operational earnings adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity - operational	12-months rolling operational earnings divided by average common equity
Net margin - operational	12-months rolling operational earnings divided by 12 months rolling revenue
Total gross liquidity	Sum of cash and revolver capacity
Net debt to net capital	Gross debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents
Net debt including off-balance sheet liabilities	Sum of gross debt and off-balance sheet debt less cash and cash equivalents divided by sum of total capitalization and off-balance sheet debt less cash and cash equivalents

Appendices H-1 and H-2 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix H-1: Reconciliation of GAAP to Non-GAAP Financial Measures - Return on Equity, Return on Invested Capital and Net Margin Metrics
($ in millions)	3Q04	4Q04	1Q05	2Q05	3Q05	4Q05	1Q06	2Q06
As-reported earnings-rolling 12 months (A)	715	910	874	895	963	898	920	916
Preferred dividends	23	24	23	24	25	25	27	28
Tax effected interest expense	293	295	282	278	287	293	304	316
As-reported earnings, rolling 12 months including preferred dividends and tax effected interest expense (B)	1,030	1,228	1,180	1,197	1,275	1,217	1,251	1,260

Special items in prior quarters	(100)	(11)	15	0	37	(11)	(43)	(37)

Special items 3Q04 thru 2Q06
Utility, Parent & Other Tax benefits- Entergy Koch		17
Energy Commodity Services Gain (loss) on disposition of assets	(40)	60
Energy Commodity Services asset and contract impairments		(36)
Utility, Parent & Other Comp Retail asset impairments						(26)
Comp Retail discontinued operations			(1)	(3)	(7)	(8)	(2)	13
ENOI results							6	11
Total special items (C)	(140)	30	13	(2)	30	(45)	(40)	(13)

Operational earnings, rolling 12 months including preferred dividends and tax effected interest expense (B-C)	1,170	1,198	1,166	1,199	1,245	1,262	1,291	1,273

Operational earnings, rolling 12 months (A-C)	855	880	861	898	933	943	960	929

Average invested capital (D)	17,462	16,845	16,825	16,806	17,033	16,850	17,140	17,283

Average common equity (E)	8,806	8,500	8,452	8,347	8,350	8,020	8,026	8,080

Operating revenues (F)	9,427	9,686	9,289	9,465	9,661	10,106	10,564	10,747

ROIC - as-reported (B/D)	5.9	7.3	7.0	7.1	7.5	7.2	7.3	7.3

ROIC - operational ((B-C)/D)	6.7	7.1	6.9	7.1	7.3	7.5	7.5	7.4

ROE - as-reported (A/E)	8.1	10.7	10.4	10.7	11.5	11.2	11.5	11.3

ROE - operational ((A-C)/E)	9.7	10.4	10.2	10.8	11.2	11.8	12.0	11.5

Net margin - as-reported (A/F)	7.6	9.4	9.4	9.5	10.0	8.9	8.7	8.5

Net margin - operational ((A-C)/F)	9.1	9.1	9.3	9.5	9.7	9.3	9.1	8.6

Appendix H-2: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics
($ in millions)	3Q04	4Q04	1Q05	2Q05	3Q05	4Q05	1Q06	2Q06
Gross debt (A)	8,070	7,807	8,033	8,283	8,865	9,288	9,329	9,402
Less cash and cash equivalents (B)	541	620	477	607	598	583	752	729
Net debt (C)	7,528	7,187	7,556	7,676	8,267	8,705	8,576	8,673

Total capitalization (D)	17,245	16,469	16,393	16,609	17,070	17,477	17,888	17,956
Less cash and cash equivalents (B)	541	620	477	607	598	583	752	729
Net capital (E)	16,703	15,849	15,916	16,002	16,472	16,894	17,135	17,227

Debt to capital ratio % (A/D)	46.8	47.4	49.0	49.9	51.9	53.1	52.1	52.4

Net debt to net capital ratio % (C/E)	45.1	45.3	47.5	48.0	50.2	51.5	50.0	50.4

Off-balance sheet liabilities (F)	1,030	769	771	780	779	778	732	671

Net debt to net capital ratio including off-balance sheet liabilities % ((C+F)/(E+F))	48.3	47.9	49.9	50.4	52.4	53.7	52.1	52.2

Revolver capacity (G)	1,310	1,490	1,070	1,407	791	2,545	2,733	2,710

Gross liquidity (B+G)	1,851	2,110	1,547	2,014	1,389	3,128	3,485	3,439

Entergy's common stock is listed on the New York, Chicago, and Pacific exchanges under the symbol "ETR".

Additional investor information can be accessed on-line at
www.entergy.com/earnings

**********************************************************************************************************************

In this release and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in these statements. Some of those factors (in addition to the risk factors in the Form 10-K as well as others described in Entergy's Form 10-Q and in subsequent securities filings) include: resolution of pending and future rate cases and negotiations, including various performance-based rate discussions and implementation of new Texas legislation, and other proceedings, including those related to Entergy's System Agreement, Entergy's utility supply plan, recovery of storm costs, and recovery of fuel and purchased power costs, Entergy's ability to manage its operation and maintenance costs, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, the ability to hedge, sell power forward or otherwise reduce the market price risk associated with those facilities, including the Non-Utility Nuclear plants, and the prices and availability of fuel and power Entergy must purchase for its utility customers, and Entergy's ability to meet credit support requirements for fuel and power supply contracts, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, changes in general corporate ratings, and changes in the rating agencies' ratings criteria, changes in inflation, interest rates, and foreign currency exchange rates, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, volatility and changes in markets for electricity, natural gas, uranium, and other energy-related commodities, changes in utility regulation, including the beginning or end of retail and wholesale competition, the ability to recover net utility assets and other potential stranded costs, the establishment of a regional transmission organization that includes Entergy's utility service territory, and the application of market power criteria by the Federal Energy Regulatory Commission, changes in regulation of nuclear generation facilities and nuclear materials and fuel, including possible shutdown of nuclear generating facilities, particularly those in the northeastern United States, uncertainty regarding the establishment of interim or permanent sites for spent nuclear fuel storage and disposal, resolution of pending or future applications for license extensions or modifications of nuclear generating facilities, changes in law resulting from federal energy legislation, including the effects of the Public Utilities Holding Company Act of 1935 repeal, changes in environmental, tax, and other laws, including requirements for reduced emissions of sulfur, nitrogen, carbon, mercury, and other substances, the economic climate, particularly growth in Entergy's service territory, variations in weather and the occurrence of hurricanes and other storms and disasters, including uncertainties associated with efforts to remediate the effects of Hurricanes Katrina and Rita and recovery of costs associated with restoration including Entergy's ability to obtain financial assistance from governmental authorities in connection with these storms, the outcome of the Chapter 11 bankruptcy proceeding of Entergy New Orleans, Inc. and the impact of this proceeding on other Entergy companies, advances in technology, the potential effects of threatened or actual terrorism and war, the effects of Entergy's strategies to reduce tax payments, the effects of litigation and government investigations, changes in accounting standards, corporate governance, and securities law requirements, Entergy's ability to attract and retain talented management and directors.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 110,815	$ 9,458	$ -	$ 120,273
Temporary cash investments - at cost,
which approximates market	211,466	397,195	-	608,661
Total cash and cash equivalents	322,281	406,653	-	728,934
Notes receivable - Entergy New Orleans DIP loan	39,749	-	-	39,749
Notes receivable	655,918	1,101,458	(1,756,241)	1,135
Accounts receivable:
Customer	435,254	-	-	435,254
Allowance for doubtful accounts	(24,591)	-	-	(24,591)
Associated companies	(6,129)	93,810	(87,681)	-
Other	322,704	208,849	-	531,553
Accrued unbilled revenues	279,696	-	-	279,696
Total receivables	1,006,934	302,659	(87,681)	1,221,912
Deferred fuel costs	246,969	-	-	246,969
Fuel inventory - at average cost	217,149	2,696	-	219,845
Materials and supplies - at average cost	388,892	189,665	-	578,557
Deferred nuclear refueling outage costs	38,348	93,136	-	131,484
Prepayments and other	103,984	29,405	-	133,389
TOTAL	3,020,224	2,125,672	(1,843,922)	3,301,974

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	8,035,888	423,047	(8,151,118)	307,817
Decommissioning trust funds	1,161,384	1,476,400	-	2,637,784
Non-utility property - at cost (less accumulated depreciation)	216,012	3,495	-	219,507
Other	34,233	7,247	-	41,480
TOTAL	9,447,517	1,910,189	(8,151,118)	3,206,588

PROPERTY, PLANT, AND EQUIPMENT

Electric	27,985,884	2,242,231	(2,590)	30,225,525
Property under capital lease	724,290	-	-	724,290
Natural gas	88,029	-	-	88,029
Construction work in progress	677,172	158,844	-	836,016
Nuclear fuel under capital lease	273,878	-	-	273,878
Nuclear fuel	95,420	288,397	-	383,817
TOTAL PROPERTY, PLANT AND EQUIPMENT	29,844,673	2,689,472	(2,590)	32,531,555
Less - accumulated depreciation and amortization	12,913,358	310,205	-	13,223,563
PROPERTY, PLANT AND EQUIPMENT - NET	16,931,315	2,379,267	(2,590)	19,307,992

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	730,503	-	-	730,503
Other regulatory assets	2,394,171	-	-	2,394,171
Deferred fuel costs	168,122	-	-	168,122
Long-term receivables	23,640	-	-	23,640
Goodwill	374,099	3,073	-	377,172
Other	880,826	791,899	(619,214)	1,053,511
TOTAL	4,571,361	794,972	(619,214)	4,747,119

TOTAL ASSETS	$ 33,970,417	$ 7,210,100	$ (10,616,844)	$ 30,563,673

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 23,335	$ 84,856	$ -	$ 108,191
Notes payable:
Associated companies	1,219,135	537,106	(1,756,241)	-
Other	41	-	-	41
Account payable:
Associated companies	66,992	13,027	(80,019)	-
Other	863,829	121,112	-	984,941
Customer deposits	232,607	-	-	232,607
Taxes accrued	119,605	92,495	-	212,100
Accumulated deferred income taxes	101,045	-	-	101,045
Nuclear refueling outage costs	1,022	-	-	1,022
Interest accrued	124,922	8,179	-	133,101
Obligations under capital leases	136,943	-	-	136,943
Other	110,766	212,647	-	323,413
TOTAL	3,000,242	1,069,422	(1,836,260)	2,233,404

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,490,989	134,275	-	5,625,264
Accumulated deferred investment tax credits	367,618	-	-	367,618
Obligations under capital leases	165,324	-	-	165,324
Other regulatory liabilities	409,041	-	-	409,041
Decommissioning and retirement cost liabilities	1,204,870	786,747	-	1,991,617
Transition to competition	79,098	-	-	79,098
Regulatory reserves	17,397	-	-	17,397
Accumulated provisions	358,327	208,469	-	566,796
Long-term debt	8,660,165	383,461	(63,891)	8,979,735
Preferred stock with sinking fund	11,700	-	-	11,700
Other	1,703,192	425,615	(566,098)	1,562,709
TOTAL	18,467,721	1,938,567	(629,989)	19,776,299

Preferred stock without sinking fund	310,684	426,146	(391,937)	344,893

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2006	2,205,192	1,091,856	(3,294,566)	2,482
Paid-in capital	6,647,348	1,588,834	(3,418,554)	4,817,628
Retained earnings	5,612,721	1,272,853	(1,209,480)	5,676,094
Accumulated other comprehensive income (loss)	(20,189)	(134,262)	626	(153,825)
Less - treasury stock, at cost (40,104,825 shares in 2006)	2,253,302	43,316	(163,316)	2,133,302
TOTAL	12,191,770	3,775,965	(7,758,658)	8,209,077

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 33,970,417	$ 7,210,100	$ (10,616,844)	$ 30,563,673

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ 207,135	$ 14,638	$ -	$ 221,773
Temporary cash investments - at cost,
which approximates market	127,786	233,261	-	361,047
Total cash and cash equivalents	334,921	247,899	-	582,820
Notes receivable - Entergy New Orleans DIP loan	90,000	-	-	90,000
Notes receivable	575,873	1,144,505	(1,717,151)	3,227
Accounts receivable:
Customer	629,717	-	-	629,717
Allowance for doubtful accounts	(28,635)	(2,170)	-	(30,805)
Associated companies	33,851	69,719	(103,570)	-
Other	296,286	162,866	-	459,152
Accrued unbilled revenues	477,570	-	-	477,570
Total receivables	1,408,789	230,415	(103,570)	1,535,634
Deferred fuel costs	543,927	-	-	543,927
Fuel inventory - at average cost	204,382	1,813	-	206,195
Materials and supplies - at average cost	369,397	241,535	-	610,932
Deferred nuclear refueling outage costs	64,157	93,607	-	157,764
Prepayments and other	301,387	24,408	-	325,795
TOTAL	3,892,833	1,984,182	(1,820,721)	4,056,294

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	8,198,240	428,006	(8,329,462)	296,784
Decommissioning trust funds	1,136,006	1,470,759	-	2,606,765
Non-utility property - at cost (less accumulated depreciation)	226,264	2,569	-	228,833
Other	35,594	45,941	-	81,535
TOTAL	9,596,104	1,947,275	(8,329,462)	3,213,917

PROPERTY, PLANT, AND EQUIPMENT

Electric	27,176,956	1,987,079	(3,008)	29,161,027
Property under capital lease	727,565	-	-	727,565
Natural gas	86,794	-	-	86,794
Construction work in progress	1,291,374	232,711	-	1,524,085
Nuclear fuel under capital lease	271,615	-	-	271,615
Nuclear fuel	101,403	335,243	-	436,646
TOTAL PROPERTY, PLANT AND EQUIPMENT	29,655,707	2,555,033	(3,008)	32,207,732
Less - accumulated depreciation and amortization	12,730,545	280,142	-	13,010,687
PROPERTY, PLANT AND EQUIPMENT - NET	16,925,162	2,274,891	(3,008)	19,197,045

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	735,221	-	-	735,221
Other regulatory assets	2,133,724	-	-	2,133,724
Deferred fuel costs	120,489	-	-	120,489
Long-term receivables	25,572	-	-	25,572
Goodwill	374,099	3,073	-	377,172
Other	841,068	801,587	(650,820)	991,835
TOTAL	4,230,173	804,660	(650,820)	4,384,013

TOTAL ASSETS	$ 34,644,272	$ 7,011,008	$ (10,804,011)	$ 30,851,269

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 22,989	$ 80,528	$ -	$ 103,517
Notes payable:
Associated companies	926,271	530,880	(1,457,151)	-
Other	40,041	-	-	40,041
Account payable:
Associated companies	77,793	23,393	(101,186)	-
Other	1,494,385	161,402	-	1,655,787
Customer deposits	222,044	162	-	222,206
Taxes accrued	316,659	(128,500)	-	188,159
Accumulated deferred income taxes	143,409	-	-	143,409
Nuclear refueling outage costs	15,548	-	-	15,548
Interest accrued	153,269	1,586	-	154,855
Obligations under capital leases	130,882	-	-	130,882
Other	66,367	407,143	-	473,510
TOTAL	3,609,657	1,076,594	(1,558,337)	3,127,914

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,245,208	34,020	-	5,279,228
Accumulated deferred investment tax credits	376,550	-	-	376,550
Obligations under capital leases	175,005	-	-	175,005
Other regulatory liabilities	408,667	-	-	408,667
Decommissioning and retirement cost liabilities	1,161,830	762,141	-	1,923,971
Transition to competition	79,101	-	-	79,101
Regulatory reserves	18,624	-	-	18,624
Accumulated provisions	350,265	205,763	-	556,028
Long-term debt	8,791,811	349,073	(316,391)	8,824,493
Preferred stock with sinking fund	13,950	-	-	13,950
Other	1,729,077	749,961	(600,021)	1,879,017
TOTAL	18,350,088	2,100,958	(916,412)	19,534,634

Preferred stock without sinking fund	411,321	426,590	(391,937)	445,974

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2005	2,205,192	1,091,856	(3,294,566)	2,482
Paid-in capital	6,653,879	1,565,320	(3,401,562)	4,817,637
Retained earnings	5,712,395	1,121,151	(1,405,139)	5,428,407
Accumulated other comprehensive income (loss)	(16,300)	(328,145)	626	(343,819)
Less - treasury stock, at cost (40,644,602 shares in 2005)	2,281,960	43,316	(163,316)	2,161,960
TOTAL	12,273,206	3,406,866	(7,937,325)	7,742,747

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 34,644,272	$ 7,011,008	$ (10,804,011)	$ 30,851,269

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2006 vs December 31, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$ (96,320)	$ (5,180)	$ -	$ (101,500)
Temporary cash investments - at cost,
which approximates market	83,680	163,934	-	247,614
Total cash and cash equivalents	(12,640)	158,754	-	146,114
Notes receivable - Entergy New Orleans DIP loan	(50,251)	-	-	(50,251)
Notes receivable	80,045	(43,047)	(39,090)	(2,092)
Accounts receivable:
Customer	(194,463)	-	-	(194,463)
Allowance for doubtful accounts	4,044	2,170	-	6,214
Associated companies	(39,980)	24,091	15,889	-
Other	26,418	45,983	-	72,401
Accrued unbilled revenues	(197,874)	-	-	(197,874)
Total receivables	(401,855)	72,244	15,889	(313,722)
Deferred fuel costs	(296,958)	-	-	(296,958)
Fuel inventory - at average cost	12,767	883	-	13,650
Materials and supplies - at average cost	19,495	(51,870)	-	(32,375)
Deferred nuclear refueling outage costs	(25,809)	(471)	-	(26,280)
Prepayments and other	(197,403)	4,997	-	(192,406)
TOTAL	(872,609)	141,490	(23,201)	(754,320)

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	(162,352)	(4,959)	178,344	11,033
Decommissioning trust funds	25,378	5,641	-	31,019
Non-utility property - at cost (less accumulated depreciation)	(10,252)	926	-	(9,326)
Other	(1,361)	(38,694)	-	(40,055)
TOTAL	(148,587)	(37,086)	178,344	(7,329)

PROPERTY, PLANT, AND EQUIPMENT

Electric	808,928	255,152	418	1,064,498
Property under capital lease	(3,275)	-	-	(3,275)
Natural gas	1,235	-	-	1,235
Construction work in progress	(614,202)	(73,867)	-	(688,069)
Nuclear fuel under capital lease	2,263	-	-	2,263
Nuclear fuel	(5,983)	(46,846)	-	(52,829)
TOTAL PROPERTY, PLANT AND EQUIPMENT	188,966	134,439	418	323,823
Less - accumulated depreciation and amortization	182,813	30,063	-	212,876
PROPERTY, PLANT AND EQUIPMENT - NET	6,153	104,376	418	110,947

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	(4,718)	-	-	(4,718)
Other regulatory assets	260,447	-	-	260,447
Deferred fuel costs	47,633	-	-	47,633
Long-term receivables	(1,932)	-	-	(1,932)
Goodwill	-	-	-	-
Other	39,758	(9,688)	31,606	61,676
TOTAL	341,188	(9,688)	31,606	363,106

TOTAL ASSETS	$ (673,855)	$ 199,092	$ 187,167	$ (287,596)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2006 vs December 31, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$ 346	$ 4,328	$ -	$ 4,674
Notes payable:
Associated companies	292,864	6,226	(299,090)	-
Other	(40,000)	-	-	(40,000)
Account payable:
Associated companies	(10,801)	(10,366)	21,167	-
Other	(630,556)	(40,290)	-	(670,846)
Customer deposits	10,563	(162)	-	10,401
Taxes accrued	(197,054)	220,995	-	23,941
Accumulated deferred income taxes	(42,364)	-	-	(42,364)
Nuclear refueling outage costs	(14,526)	-	-	(14,526)
Interest accrued	(28,347)	6,593	-	(21,754)
Obligations under capital leases	6,061	-	-	6,061
Other	44,399	(194,496)	-	(150,097)
TOTAL	(609,415)	(7,172)	(277,923)	(894,510)

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	245,781	100,255	-	346,036
Accumulated deferred investment tax credits	(8,932)	-	-	(8,932)
Obligations under capital leases	(9,681)	-	-	(9,681)
Other regulatory liabilities	374	-	-	374
Decommissioning and retirement cost liabilities	43,040	24,606	-	67,646
Transition to competition	(3)	-	-	(3)
Regulatory reserves	(1,227)	-	-	(1,227)
Accumulated provisions	8,062	2,706	-	10,768
Long-term debt	(131,646)	34,388	252,500	155,242
Preferred stock with sinking fund	(2,250)	-	-	(2,250)
Other	(25,885)	(324,346)	33,923	(316,308)
TOTAL	117,633	(162,391)	286,423	241,665

Preferred stock without sinking fund	(100,637)	(444)	-	(101,081)

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2006 and 2005	-	-	-	-
Paid-in capital	(6,531)	23,514	(16,992)	(9)
Retained earnings	(99,674)	151,702	195,659	247,687
Accumulated other comprehensive income (loss)	(3,889)	193,883	-	189,994
Less - treasury stock, at cost	(28,658)	-	-	(28,658)
TOTAL	(81,436)	369,099	178,667	466,330

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ (673,855)	$ 199,092	$ 187,167	$ (287,596)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 2,178,280	$ -	$ (570)	$ 2,177,710
Natural gas	13,612	-	-	13,612
Competitive businesses	9,628	435,520	(7,968)	437,180
Total	2,201,520	435,520	(8,538)	2,628,502

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	599,399	62,220	-	661,619
Purchased power	575,644	9,917	(8,153)	577,408
Nuclear refueling outage expenses	20,023	22,523	-	42,546
Other operation and maintenance	393,883	179,849	(498)	573,234
Decommissioning	20,540	15,718	-	36,258
Taxes other than income taxes	77,251	13,879	-	91,130
Depreciation and amortization	198,165	19,778	-	217,943
Other regulatory charges (credits) - net	(58,929)	-	-	(58,929)
Total	1,825,976	323,884	(8,651)	2,141,209

OPERATING INCOME	375,544	111,636	113	487,293

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	8,908	-	-	8,908
Interest and dividend income	29,666	26,859	(21,386)	35,139
Equity in earnings (loss) of unconsolidated equity affiliates	11,520	(3,037)	-	8,483
Miscellaneous - net	(4,248)	(3,603)	(114)	(7,965)
Total	45,846	20,219	(21,500)	44,565

INTEREST AND OTHER CHARGES
Interest on long-term debt	119,947	2,723	-	122,670
Other interest - net	21,385	15,223	(21,373)	15,235
Allowance for borrowed funds used during construction	(5,405)	-	-	(5,405)
Total	135,927	17,946	(21,373)	132,500

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	285,463	113,909	(14)	399,358

Income taxes	78,545	44,356	-	122,901

INCOME FROM CONTINUING OPERATIONS	206,918	69,553	(14)	276,457

INCOME FROM DISCONTINUED OPERATIONS (net of taxes of $7,190)	13,119	-	-	13,119

CONSOLIDATED NET INCOME	220,037	69,553	(14)	289,576

Preferred dividend requirements and other	6,919	869	(14)	7,774

EARNINGS APPLICABLE TO COMMON STOCK	$ 213,118	$ 68,684	$ -	$ 281,802

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$0.96	$0.33		$1.29
DILUTED	$0.94	$0.33		$1.27
EARNINGS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	$0.06	-		$0.06
DILUTED	$0.06	-		$0.06
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.02	$0.33		$1.35
DILUTED	$1.00	$0.33		$1.33

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				207,982,485
DILUTED				211,557,985

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 2,044,994	$ -	$ (328)	$ 2,044,666
Natural gas	12,532	-	-	12,532
Competitive businesses	13,351	393,447	(18,605)	388,193
Total	2,070,877	393,447	(18,933)	2,445,391

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	361,850	57,510	-	419,360
Purchased power	613,445	13,841	(18,724)	608,562
Nuclear refueling outage expenses	17,966	21,184	-	39,150
Other operation and maintenance	400,454	158,604	(323)	558,735
Decommissioning	21,987	14,538	-	36,525
Taxes other than income taxes	80,084	14,932	-	95,016
Depreciation and amortization	186,302	18,118	-	204,420
Other regulatory charges (credits) - net	(31,951)	-	-	(31,951)
Total	1,650,137	298,727	(19,047)	1,929,817

OPERATING INCOME	420,740	94,720	114	515,574

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	10,918	-	-	10,918
Interest and dividend income	29,268	21,095	(15,922)	34,441
Equity in earnings (loss) of unconsolidated equity affiliates	11,613	(1,322)	-	10,291
Miscellaneous - net	(9,445)	(1,397)	(114)	(10,956)
Total	42,354	18,376	(16,036)	44,694

INTEREST AND OTHER CHARGES
Interest on long-term debt	101,985	3,796	-	105,781
Other interest - net	13,889	15,294	(15,908)	13,275
Allowance for borrowed funds used during construction	(5,996)	-	-	(5,996)
Total	109,878	19,090	(15,908)	113,060

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	353,216	94,006	(14)	447,208

Income taxes	118,067	33,782	-	151,849

INCOME FROM CONTINUING OPERATIONS	235,149	60,224	(14)	295,359

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of ($1,502))	(2,811)	-	-	(2,811)

CONSOLIDATED NET INCOME	232,338	60,224	(14)	292,548

Preferred dividend requirements and other	5,543	869	(14)	6,398

EARNINGS APPLICABLE TO COMMON STOCK	$ 226,795	$ 59,355	$ -	$ 286,150

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$1.09	$0.28		$1.37
DILUTED	$1.06	$0.28		$1.34
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.01)	-		($0.01)
DILUTED	($0.01)	-		($0.01)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.08	$0.28		$1.36
DILUTED	$1.05	$0.28		$1.33

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				211,134,467
DILUTED				215,568,534

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2006 vs. 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 133,286	$ -	$ (242)	$ 133,044
Natural gas	1,080	-	-	1,080
Competitive businesses	(3,723)	42,073	10,637	48,987
Total	130,643	42,073	10,395	183,111

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	237,549	4,710	-	242,259
Purchased power	(37,801)	(3,924)	10,571	(31,154)
Nuclear refueling outage expenses	2,057	1,339	-	3,396
Other operation and maintenance	(6,571)	21,245	(175)	14,499
Decommissioning	(1,447)	1,180	-	(267)
Taxes other than income taxes	(2,833)	(1,053)	-	(3,886)
Depreciation and amortization	11,863	1,660	-	13,523
Other regulatory charges (credits )- net	(26,978)	-	-	(26,978)
Total	175,839	25,157	10,396	211,392

OPERATING INCOME	(45,196)	16,916	(1)	(28,281)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(2,010)	-	-	(2,010)
Interest and dividend income	398	5,764	(5,464)	698
Equity in earnings (loss) of unconsolidated equity affiliates	(93)	(1,715)	-	(1,808)
Miscellaneous - net	5,197	(2,206)	-	2,991
Total	3,492	1,843	(5,464)	(129)

INTEREST AND OTHER CHARGES
Interest on long-term debt	17,962	(1,073)	-	16,889
Other interest - net	7,496	(71)	(5,465)	1,960
Allowance for borrowed funds used during construction	591	-	-	591
Total	26,049	(1,144)	(5,465)	19,440

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(67,753)	19,903	-	(47,850)

Income taxes	(39,522)	10,574	-	(28,948)

INCOME FROM CONTINUING OPERATIONS	(28,231)	9,329	-	(18,902)

INCOME FROM DISCONTINUED OPERATIONS (net of taxes)	15,930	-	-	15,930

CONSOLIDATED NET INCOME	(12,301)	9,329	-	(2,972)

Preferred dividend requirements and other	1,376	-	-	1,376

EARNINGS APPLICABLE TO COMMON STOCK	$ (13,677)	$ 9,329	$ -	$ (4,348)

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	($0.13)	$0.05		($0.08)
DILUTED	($0.12)	$0.05		($0.07)
EARNINGS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	$0.07	-		$0.07
DILUTED	$0.07	-		$0.07
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	($0.06)	$0.05		($0.01)
DILUTED	($0.05)	$0.05		-

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 4,271,887	$ -	$ (1,241)	$ 4,270,646
Natural gas	51,027	-	-	51,027
Competitive businesses	19,846	880,001	(24,983)	874,864
Total	4,342,760	880,001	(26,224)	5,196,537

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,381,075	120,716	-	1,501,791
Purchased power	1,044,774	19,244	(25,240)	1,038,778
Nuclear refueling outage expenses	39,859	44,681	-	84,540
Other operation and maintenance	745,482	358,394	(1,212)	1,102,664
Decommissioning	40,717	31,137	-	71,854
Taxes other than income taxes	163,530	30,938	-	194,468
Depreciation and amortization	385,735	37,597	-	423,332
Other regulatory charges (credits) - net	(102,946)	-	-	(102,946)
Total	3,698,226	642,707	(26,452)	4,314,481

OPERATING INCOME	644,534	237,294	228	882,056

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	24,367	-	-	24,367
Interest and dividend income	68,699	55,927	(45,658)	78,968
Equity in earnings (loss) of unconsolidated equity affiliates	17,886	(5,816)	-	12,070
Miscellaneous - net	(9,672)	(4,270)	(228)	(14,170)
Total	101,280	45,841	(45,886)	101,235

INTEREST AND OTHER CHARGES
Interest on long-term debt	238,551	4,600	-	243,151
Other interest - net	45,061	33,065	(45,631)	32,495
Allowance for borrowed funds used during construction	(14,450)	-	-	(14,450)
Total	269,162	37,665	(45,631)	261,196

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	476,652	245,470	(27)	722,095

Income taxes	147,099	94,633	-	241,732

INCOME FROM CONTINUING OPERATIONS	329,553	150,837	(27)	480,363

INCOME FROM DISCONTINUED OPERATIONS (net of taxes of $5,986)	10,880	-	-	10,880

CONSOLIDATED NET INCOME	340,433	150,837	(27)	491,243

Preferred dividend requirements and other	14,102	1,737	(27)	15,812

EARNINGS APPLICABLE TO COMMON STOCK	$ 326,331	$ 149,100	$ -	$ 475,431

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$1.52	$0.72		$2.24
DILUTED	$1.49	$0.71		$2.20
EARNINGS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	$0.05	-		$0.05
DILUTED	$0.05	-		$0.05
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.57	$0.72		$2.29
DILUTED	$1.54	$0.71		$2.25

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				207,858,104
DILUTED				211,467,674

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 3,747,479	$ -	$ (796)	$ 3,746,683
Natural gas	39,387	-	-	39,387
Competitive businesses	23,277	781,423	(35,198)	769,502
Total	3,810,143	781,423	(35,994)	4,555,572

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	808,951	109,394	-	918,345
Purchased power	1,054,942	20,759	(35,517)	1,040,184
Nuclear refueling outage expenses	34,772	44,188	-	78,960
Other operation and maintenance	743,345	319,735	(705)	1,062,375
Decommissioning	44,243	29,281	-	73,524
Taxes other than income taxes	158,547	27,085	-	185,632
Depreciation and amortization	383,714	36,227	-	419,941
Other regulatory charges (credits) - net	(49,971)	-	-	(49,971)
Total	3,178,543	586,669	(36,222)	3,728,990

OPERATING INCOME	631,600	194,754	228	826,582

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	23,521	-	-	23,521
Interest and dividend income	53,919	44,471	(33,331)	65,059
Equity in earnings (loss) of unconsolidated equity affiliates	16,384	(2,791)	-	13,593
Miscellaneous - net	(12,023)	27,228	(228)	14,977
Total	81,801	68,908	(33,559)	117,150

INTEREST AND OTHER CHARGES
Interest on long-term debt	205,728	7,320	-	213,048
Other interest - net	28,419	29,646	(33,304)	24,761
Allowance for borrowed funds used during construction	(13,273)	-	-	(13,273)
Total	220,874	36,966	(33,304)	224,536

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	492,527	226,696	(27)	719,196

Income taxes	158,734	85,358	-	244,092

INCOME FROM CONTINUING OPERATIONS	333,793	141,338	(27)	475,104

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of ($2,234))	(4,177)	-	-	(4,177)

CONSOLIDATED NET INCOME	329,616	141,338	(27)	470,927

Preferred dividend requirements and other	11,071	1,737	(27)	12,781

EARNINGS APPLICABLE TO COMMON STOCK	$ 318,545	$ 139,601	$ -	$ 458,146

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$1.52	$0.65		$2.17
DILUTED	$1.49	$0.64		$2.13
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.02)	-		($0.02)
DILUTED	($0.02)	-		($0.02)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.50	$0.65		$2.15
DILUTED	$1.47	$0.64		$2.11

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				212,622,976
DILUTED				217,091,580

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2006 vs. 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 524,408	$ -	$ (445)	$ 523,963
Natural gas	11,640	-	-	11,640
Competitive businesses	(3,431)	98,578	10,215	105,362
Total	532,617	98,578	9,770	640,965

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	572,124	11,322	-	583,446
Purchased power	(10,168)	(1,515)	10,277	(1,406)
Nuclear refueling outage expenses	5,087	493	-	5,580
Other operation and maintenance	2,137	38,659	(507)	40,289
Decommissioning	(3,526)	1,856	-	(1,670)
Taxes other than income taxes	4,983	3,853	-	8,836
Depreciation and amortization	2,021	1,370	-	3,391
Other regulatory charges (credits )- net	(52,975)	-	-	(52,975)
Total	519,683	56,038	9,770	585,491

OPERATING INCOME	12,934	42,540	-	55,474

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	846	-	-	846
Interest and dividend income	14,780	11,456	(12,327)	13,909
Equity in earnings (loss) of unconsolidated equity affiliates	1,502	(3,025)	-	(1,523)
Miscellaneous - net	2,351	(31,498)	-	(29,147)
Total	19,479	(23,067)	(12,327)	(15,915)

INTEREST AND OTHER CHARGES
Interest on long-term debt	32,823	(2,720)	-	30,103
Other interest - net	16,642	3,419	(12,327)	7,734
Allowance for borrowed funds used during construction	(1,177)	-	-	(1,177)
Total	48,288	699	(12,327)	36,660

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(15,875)	18,774	-	2,899

Income taxes	(11,635)	9,275	-	(2,360)

INCOME FROM CONTINUING OPERATIONS	(4,240)	9,499	-	5,259

INCOME FROM DISCONTINUED OPERATIONS (net of taxes)	15,057	-	-	15,057

CONSOLIDATED NET INCOME	10,817	9,499	-	20,316

Preferred dividend requirements and other	3,031	-	-	3,031

EARNINGS APPLICABLE TO COMMON STOCK	$ 7,786	$ 9,499	$ -	$ 17,285

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	-	$0.07		$0.07
DILUTED	-	$0.07		$0.07
EARNINGS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	$0.07	-		$0.07
DILUTED	$0.07	-		$0.07
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.07	$0.07		$0.14
DILUTED	$0.07	$0.07		$0.14

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2006
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 8,973,689	$ -	$ (2,897)	$ 8,970,792
Natural gas	89,300	-	-	89,300
Competitive businesses	42,571	1,711,857	(67,311)	1,687,117
Total	9,105,560	1,711,857	(70,208)	10,747,209

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,514,010	245,449	-	2,759,459
Purchased power	2,549,368	38,578	(68,207)	2,519,739
Nuclear refueling outage expenses	79,052	89,180	-	168,232
Provision for turbine commitments, asset impairments
and restructuring charges	-	-	-	-
Other operation and maintenance	1,460,732	704,321	(2,457)	2,162,596
Decommissioning	80,384	61,068	-	141,452
Taxes other than income taxes	330,749	60,609	-	391,358
Depreciation and amortization	791,677	68,092	-	859,769
Other regulatory charges (credits) - net	(102,857)	-	-	(102,857)
Total	7,703,115	1,267,297	(70,664)	8,899,748

OPERATING INCOME	1,402,445	444,560	456	1,847,461

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	46,583	-	-	46,583
Interest and dividend income	140,020	106,976	(82,606)	164,390
Equity in earnings (loss) of unconsolidated equity affiliates	11,964	(12,502)	-	(538)
Miscellaneous - net	(16,681)	2,242	(456)	(14,895)
Total	181,886	96,716	(83,062)	195,540

INTEREST AND OTHER CHARGES
Interest on long-term debt	459,878	10,559	-	470,437
Other interest - net	96,255	58,678	(82,551)	72,382
Allowance for borrowed funds used during construction	(30,552)	-	-	(30,552)
Total	525,581	69,237	(82,551)	512,267

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,058,750	472,039	(55)	1,530,734

Income taxes	392,037	164,887	-	556,924

INCOME FROM CONTINUING OPERATIONS	666,713	307,152	(55)	973,810

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of $ (15,831))	(29,736)	-	-	(29,736)

CONSOLIDATED NET INCOME	636,977	307,152	(55)	944,074

Preferred dividend requirements and other	25,038	3,475	(55)	28,458

EARNINGS APPLICABLE TO COMMON STOCK	$ 611,939	$ 303,677	$ -	$ 915,616

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$3.09	$1.46		$4.55
DILUTED	$3.03	$1.44		$4.47
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.14)	-		($0.14)
DILUTED	($0.14)	-		($0.14)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.95	$1.46		$4.41
DILUTED	$2.89	$1.44		$4.33

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				207,779,033
DILUTED				211,653,624

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 7,864,454	$ -	$ (1,707)	$ 7,862,747
Natural gas	62,820	-	-	62,820
Competitive businesses	48,489	1,556,849	(65,703)	1,539,635
Total	7,975,763	1,556,849	(67,410)	9,465,202

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,014,402	217,945	-	2,232,347
Purchased power	1,939,448	46,753	(66,112)	1,920,089
Nuclear refueling outage expenses	70,291	94,036	-	164,327
Provision for turbine commitments, asset impairments
and restructuring charges	-	55,000	-	55,000
Other operation and maintenance	1,537,985	685,161	(2,172)	2,220,974
Decommissioning	89,280	58,327	-	147,607
Taxes other than income taxes	312,430	55,441	-	367,871
Depreciation and amortization	808,502	64,108	-	872,610
Other regulatory charges (credits) - net	(102,518)	-	-	(102,518)
Total	6,669,820	1,276,771	(68,284)	7,878,307

OPERATING INCOME	1,305,943	280,078	874	1,586,895

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	46,661	-	-	46,661
Interest and dividend income	98,070	84,972	(62,589)	120,453
Equity in earnings (loss) of unconsolidated equity affiliates	24,537	(121,622)	-	(97,085)
Miscellaneous - net	7,660	45,503	(874)	52,289
Total	176,928	8,853	(63,463)	122,318

INTEREST AND OTHER CHARGES
Interest on long-term debt	417,914	15,200	-	433,114
Other interest - net	50,764	57,247	(62,507)	45,504
Allowance for borrowed funds used during construction	(28,058)	-	-	(28,058)
Total	440,620	72,447	(62,507)	450,560

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	1,042,251	216,484	(82)	1,258,653

Income taxes	355,947	(22,531)	-	333,416

INCOME FROM CONTINUING OPERATIONS	686,304	239,015	(82)	925,237

LOSS FROM DISCONTINUED OPERATIONS (net of taxes of ($2,478))	(5,772)	-	-	(5,772)

CONSOLIDATED NET INCOME	680,532	239,015	(82)	919,465

Preferred dividend requirements and other	22,186	2,034	(82)	24,138

EARNINGS APPLICABLE TO COMMON STOCK	$ 658,346	$ 236,981	$ -	$ 895,327

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$3.03	$1.09		$4.12
DILUTED	$2.98	$1.06		$4.04
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.02)	-		($0.02)
DILUTED	($0.02)	-		($0.02)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.01	$1.09		$4.10
DILUTED	$2.96	$1.06		$4.02

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				218,492,544
DILUTED				222,830,243

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2006 vs. 2005
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Domestic electric	$ 1,109,235	$ -	$ (1,190)	$ 1,108,045
Natural gas	26,480	-	-	26,480
Competitive businesses	(5,918)	155,008	(1,608)	147,482
Total	1,129,797	155,008	(2,798)	1,282,007

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	499,608	27,504	-	527,112
Purchased power	609,920	(8,175)	(2,095)	599,650
Nuclear refueling outage expenses	8,761	(4,856)	-	3,905
Provision for turbine commitments, asset impairments
and restructuring charges	-	(55,000)	-	(55,000)
Other operation and maintenance	(77,253)	19,160	(285)	(58,378)
Decommissioning	(8,896)	2,741	-	(6,155)
Taxes other than income taxes	18,319	5,168	-	23,487
Depreciation and amortization	(16,825)	3,984	-	(12,841)
Other regulatory charges (credits) - net	(339)	-	-	(339)
Total	1,033,295	(9,474)	(2,380)	1,021,441

OPERATING INCOME	96,502	164,482	(418)	260,566

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(78)	-	-	(78)
Interest and dividend income	41,950	22,004	(20,017)	43,937
Equity in earnings (loss) of unconsolidated equity affiliates	(12,573)	109,120	-	96,547
Miscellaneous - net	(24,341)	(43,261)	418	(67,184)
Total	4,958	87,863	(19,599)	73,222

INTEREST AND OTHER CHARGES
Interest on long-term debt	41,964	(4,641)	-	37,323
Other interest - net	45,491	1,431	(20,044)	26,878
Allowance for borrowed funds used during construction	(2,494)	-	-	(2,494)
Total	84,961	(3,210)	(20,044)	61,707

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	16,499	255,555	27	272,081

Income taxes	36,090	187,418	-	223,508

INCOME FROM CONTINUING OPERATIONS	(19,591)	68,137	27	48,573

LOSS FROM DISCONTINUED OPERATIONS (net of taxes)	(23,964)	-	-	(23,964)

CONSOLIDATED NET INCOME	(43,555)	68,137	27	24,609

Preferred dividend requirements and other	2,852	1,441	27	4,320

EARNINGS APPLICABLE TO COMMON STOCK	$ (46,407)	$ 66,696	$ -	$ 20,289

EARNINGS PER AVERAGE COMMON SHARE (from continuing operations):
BASIC	$0.06	$0.37		$0.43
DILUTED	$0.05	$0.38		$0.43
LOSS PER AVERAGE COMMON SHARE (from discontinued operations):
BASIC	($0.12)	-		($0.12)
DILUTED	($0.12)	-		($0.12)
EARNINGS PER AVERAGE COMMON SHARE:
BASIC	($0.06)	$0.37		$0.31
DILUTED	($0.07)	$0.38		$0.31

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended June 30, 2006 vs. 2005
(Dollars in thousands)
(Unaudited)

	2006	2005	Variance

OPERATING ACTIVITIES
Consolidated net income	$289,576	$292,548	($2,972)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	(479)	(90,420)	89,941
Other regulatory credits - net	(58,929)	(31,951)	(26,978)
Depreciation, amortization, and decommissioning	254,825	241,369	13,456
Deferred income taxes and investment tax credits	(32,180)	68,701	(100,881)
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	(8,484)	(9,291)	807
Changes in working capital:
Receivables	(9,539)	(259,173)	249,634
Fuel inventory	14,957	12,338	2,619
Accounts payable	(29,330)	150,584	(179,914)
Taxes accrued	76,651	45,425	31,226
Interest accrued	(4,893)	(7,911)	3,018
Deferred fuel	73,216	(146,087)	219,303
Other working capital accounts	(37,005)	47,177	(84,182)
Provision for estimated losses and reserves	10,008	420	9,588
Changes in other regulatory assets	(89,853)	9,303	(99,156)
Other	19,487	(46,645)	66,132
Net cash flow provided by operating activities	468,028	276,387	191,641

INVESTING ACTIVITIES
Construction/capital expenditures	(277,924)	(344,175)	66,251
Allowance for equity funds used during construction	8,908	10,919	(2,011)
Nuclear fuel purchases	(33,223)	(80,839)	47,616
Proceeds from sale/leaseback of nuclear fuel	32,282	43,022	(10,740)
Proceeds from sale of assets and businesses	77,159	-	77,159
Payment for purchase of plant	-	(162,075)	162,075
Decrease (increase) in other investments	37,730	27,389	10,341
Purchase of other temporary investments	-	(153,300)	153,300
Liquidation of other temporary investments	-	630,250	(630,250)
Proceeds from nuclear decommissioning trust fund sales	239,932	202,936	36,996
Investment in nuclear decommissioning trust funds	(261,504)	(226,382)	(35,122)
Other regulatory investments	(19,031)	(63,800)	44,769
Net cash flow used in investing activities	(195,671)	(116,055)	(79,616)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	489,281	656,873	(167,592)
Preferred stock	-	30,000	(30,000)
Common stock and treasury stock	3,567	25,588	(22,021)
Retirement of long-term debt	(488,097)	(365,600)	(122,497)
Repurchase of common stock	-	(257,227)	257,227
Redemption of preferred stock	(178,810)	-	(178,810)
Changes in credit line borrowings - net	-	(75)	75
Dividends paid:
Common stock	(112,268)	(113,849)	1,581
Preferred stock	(9,099)	(6,370)	(2,729)
Net cash flow used in financing activities	(295,426)	(30,660)	(264,766)

Effect of exchange rates on cash and cash equivalents	(383)	85	(468)

Net increase (decrease) in cash and cash equivalents	(23,452)	129,757	(153,209)

Cash and cash equivalents at beginning of period	752,386	476,875	275,511

Cash and cash equivalents at end of period	$728,934	$606,632	$122,302

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$136,025	$120,162	$15,863
Income taxes	$114,041	$73,677	$40,364

Entergy Corporation

Consolidated Cash Flow Statement
Six Months Ended June 30, 2006 vs. 2005
(Dollars in thousands)
(Unaudited)

	2006	2005	Variance

OPERATING ACTIVITIES
Consolidated net income	$491,243	$470,927	$20,316
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	41,683	(73,922)	115,605
Other regulatory credits - net	(102,946)	(49,971)	(52,975)
Depreciation, amortization, and decommissioning	496,632	494,458	2,174
Deferred income taxes and investment tax credits	(84,441)	92,579	(177,020)
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	(9,896)	(11,993)	2,097
Changes in working capital:
Receivables	318,480	(124,234)	442,714
Fuel inventory	(13,650)	9,065	(22,715)
Accounts payable	(285,750)	(14,685)	(271,065)
Taxes accrued	535,654	68,495	467,159
Interest accrued	(21,754)	(17,715)	(4,039)
Deferred fuel	272,835	(76,262)	349,097
Other working capital accounts	103,790	(48,972)	152,762
Provision for estimated losses and reserves	25,037	11,536	13,501
Changes in other regulatory assets	(165,527)	21,298	(186,825)
Other	(120,847)	22,548	(143,395)
Net cash flow provided by operating activities	1,480,543	773,152	707,391

INVESTING ACTIVITIES
Construction/capital expenditures	(942,102)	(616,004)	(326,098)
Allowance for equity funds used during construction	24,367	23,521	846
Nuclear fuel purchases	(124,250)	(184,445)	60,195
Proceeds from sale/leaseback of nuclear fuel	41,109	125,680	(84,571)
Proceeds from sale of assets and businesses	77,159	-	77,159
Payment for purchase of plant	(88,199)	(162,075)	73,876
Decrease (increase) in other investments	50,070	63,193	(13,123)
Purchase of other temporary investments	-	(1,591,025)	1,591,025
Liquidation of other temporary investments	-	1,778,975	(1,778,975)
Proceeds from nuclear decommissioning trust fund sales	523,806	430,226	93,580
Investment in nuclear decommissioning trust funds	(573,921)	(478,753)	(95,168)
Other regulatory investments	(42,479)	(63,800)	21,321
Net cash flow used in investing activities	(1,054,440)	(674,507)	(379,933)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,237,865	1,362,424	(124,559)
Preferred stock	73,354	30,000	43,354
Common stock and treasury stock	15,372	89,868	(74,496)
Retirement of long-term debt	(1,143,746)	(701,914)	(441,832)
Repurchase of common stock	-	(639,820)	639,820
Redemption of preferred stock	(181,060)	(2,250)	(178,810)
Changes in credit line borrowings - net	(40,000)	(150)	(39,850)
Dividends paid:
Common stock	(224,458)	(229,353)	4,895
Preferred stock	(16,760)	(12,779)	(3,981)
Net cash flow used in financing activities	(279,433)	(103,974)	(175,459)

Effect of exchange rates on cash and cash equivalents	(556)	129	(685)

Net increase (decrease) in cash and cash equivalents	146,114	(5,200)	151,314

Cash and cash equivalents at beginning of period	582,820	619,786	(36,966)

Effect of the deconsolidation of Entergy New Orleans on cash and cash equivalents	-	(7,954)	7,954

Cash and cash equivalents at end of period	$728,934	$606,632	$122,302

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$282,454	$242,420	$40,034
Income taxes	($231,325)	$83,688	($315,013)

Entergy Corporation

Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2006 vs. 2005
(Dollars in thousands)
(Unaudited)

	2006	2005	Variance

OPERATING ACTIVITIES
Consolidated net income	$944,074	$919,465	$24,609
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	33,572	(42,635)	76,207
Other regulatory credits - net	(102,857)	(102,518)	(339)
Depreciation, amortization, and decommissioning	1,004,026	1,021,988	(17,962)
Deferred income taxes and investment tax credits	449,793	209,191	240,602
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	6,412	606,216	(599,804)
Provision for asset impairments and restructuring charges	39,767	55,000	(15,233)
Changes in working capital:
Receivables	75,363	(166,935)	242,298
Fuel inventory	(105,840)	19,069	(124,909)
Accounts payable	32,129	38,275	(6,146)
Taxes accrued	294,844	43,576	251,268
Interest accrued	11,094	7,407	3,687
Deferred fuel	112,296	130,931	(18,635)
Other working capital accounts	107,109	(27,659)	134,768
Provision for estimated losses and reserves	9,797	(2,672)	12,469
Changes in other regulatory assets	(498,759)	71,785	(570,544)
Other	(237,621)	(46,244)	(191,377)
Net cash flow provided by operating activities	2,175,199	2,734,240	(559,041)

INVESTING ACTIVITIES
Construction/capital expenditures	(1,784,184)	(1,403,011)	(381,173)
Allowance for equity funds used during construction	46,582	46,661	(79)
Nuclear fuel purchases	(254,219)	(322,386)	68,167
Proceeds from sale/leaseback of nuclear fuel	99,832	173,974	(74,142)
Proceeds from sale of assets and businesses	77,159	53,452	23,707
Payment for purchase of plant	(88,199)	(162,075)	73,876
Investment in nonutility properties	-	2,022	(2,022)
Decrease (increase) in other investments	(3,218)	457,762	(460,980)
Purchase of other temporary investments	-	(2,844,425)	2,844,425
Liquidation of other temporary investments	-	2,871,725	(2,871,725)
Proceeds from nuclear decommissioning trust fund sales	1,037,833	581,916	455,917
Investment in nuclear decommissioning trust funds	(1,134,992)	(675,662)	(459,330)
Other regulatory investments	(369,135)	(86,670)	(282,465)
Net cash flow used in investing activities	(2,372,541)	(1,306,717)	(1,065,824)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	4,178,011	3,830,081	347,930
Preferred stock	171,349	30,000	141,349
Common stock and treasury stock	31,572	152,265	(120,693)
Retirement of long-term debt	(3,131,038)	(3,411,992)	280,954
Repurchase of common stock	(238,368)	(1,386,579)	1,148,211
Redemption of preferred stock	(212,529)	(3,450)	(209,079)
Changes in credit line borrowings - net	-	(110,304)	110,304
Dividends paid:
Common stock	(448,613)	(454,905)	6,292
Preferred stock	(29,453)	(24,150)	(5,303)
Net cash flow provided by (used in) financing activities	320,931	(1,379,034)	1,699,965

Effect of exchange rates on cash and cash equivalents	(1,287)	646	(1,933)

Net increase in cash and cash equivalents	122,302	49,135	73,167

Cash and cash equivalents at beginning of period	606,632	557,497	49,135

Cash and cash equivalents at end of period	$728,934	$606,632	$122,302

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$501,379	$453,124	$48,255
Income taxes	($198,941)	$86,926	($285,867)